                                                                     EXHIBIT 2.2

================================================================================

        THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS
            NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A
              SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN.
             ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A
         DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY COURT.
================================================================================

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

--------------------------------------x
                                      :
IN RE                                 :    CHAPTER 11
                                      :
WHX CORPORATION,                      :    CASE NO. 05-11444 (ALG)
                                      :
                       DEBTOR.        :
--------------------------------------x

          -------------------------------------------------------------

                              DISCLOSURE STATEMENT

                WITH RESPECT TO CHAPTER 11 PLAN OF REORGANIZATION

                               OF WHX CORPORATION
          -------------------------------------------------------------

                                    JONES DAY
                              222 East 41st Street
                            New York, New York 10017
                                 (212) 326-3939
                       Richard H. Engman, Esq. (RE - 7861)
                        Veerle Roovers, Esq. (VR - 5777)
                            Counsel to the Debtor and
                              Debtor in Possession

                              Dated: March 7, 2005

================================================================================

        THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS
            NOT BEEN APPROVED BY THE BANKRUPTCY COURT. THIS IS NOT A
       SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN. ACCEPTANCES OR
REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS
                     BEEN APPROVED BY THE BANKRUPTCY COURT.

================================================================================

                    DISCLOSURE STATEMENT, DATED MARCH 7, 2005

     ALL CREDITORS AND EQUITY INTEREST HOLDERS ARE ENCOURAGED TO READ AND
CAREFULLY CONSIDER THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY
BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. THE SUMMARIES OF THE PLAN AND THE
OTHER STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED BY REFERENCE TO
THE PLAN AND THE EXHIBITS ANNEXED TO THE PLAN AND THIS DISCLOSURE STATEMENT.

     THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125
OF THE BANKRUPTCY CODE AND RULE 3016 OF THE BANKRUPTCY RULES AND NOT NECESSARILY
IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES OR OTHER APPLICABLE LAWS. THIS
DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION (THE "SEC") OR BY ANY REGULATORY AUTHORITY OF ANY STATE,
NOR HAS THE SEC OR ANY SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF
THE STATEMENTS CONTAINED HEREIN. ANY ENTITY TRADING IN OR OTHERWISE PURCHASING,
SELLING, OR TRANSFERRING SECURITIES OF THE DEBTOR SHOULD EVALUATE THIS
DISCLOSURE STATEMENT IN LIGHT OF THE PURPOSES FOR WHICH THEY WERE PREPARED.

     THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN
FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON
FOR ANY OTHER PURPOSE. NO PERSON IS AUTHORIZED BY THE DEBTOR IN CONNECTION WITH
THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS DISCLOSURE
STATEMENT AND THE EXHIBITS AND SCHEDULES ATTACHED HERETO OR INCORPORATED BY
REFERENCE OR REFERRED TO HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEBTOR.
ALTHOUGH THE DEBTOR WILL MAKE AVAILABLE TO ALL PARTIES ENTITLED TO VOTE ON THE
PLAN SUCH ADDITIONAL INFORMATION AS MAY BE REQUIRED BY APPLICABLE LAW PRIOR TO
THE VOTING DEADLINE, THE DELIVERY OF THIS DISCLOSURE STATEMENT WILL NOT UNDER
ANY CIRCUMSTANCES IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME
SUBSEQUENT TO THE DATE HEREOF.

     EXCEPT AS OTHERWISE INDICATED, THE INFORMATION IN THIS DISCLOSURE STATEMENT
REFLECTS THE BUSINESS AND FINANCIAL CONDITION OF THE DEBTOR AS OF MARCH 7, 2005
AND HAS NOT BEEN UPDATED TO REFLECT SUBSEQUENT EVENTS.

     THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY PROCEEDING OTHER
THAN THE DEBTOR'S CHAPTER 11 CASE, NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE
ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS TO ANY PERSON OR ENTITY
THAT MAY RESULT FROM CONSUMMATION OF THE PLAN OR THE TRANSACTIONS CONTEMPLATED
BY THE PLAN. AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS
OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT AND THE STATEMENTS MADE HEREIN
SHALL NEITHER CONSTITUTE NOR BE CONSTRUED AS ANY ADMISSION, STIPULATION, OR
WAIVER, BUT RATHER AS STATEMENT OR STATEMENTS MADE IN SETTLEMENT NEGOTIATIONS.

                                TABLE OF CONTENTS

II.   GENERAL INFORMATION REGARDING THE DEBTOR AND ITS REASONS FOR FILING THE

      B. Provisions Governing Distributions Under the Plan and for

      D. Summary of Terms of New WHX Common Stock to be

                                      iii

                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE

      D. Factors Affecting the Value of Securities to be Issued

      C. Federal Income Tax Consequences to Holders of Claims and

                                       iv

                                TABLE OF EXHIBITS

Exhibit A     -   Form of Chapter 11 Plan of Reorganization of WHX Corporation

Exhibit B     -   Liquidation Analysis

Exhibit C     -   Subsidiaries of Debtor

Exhibit D     -   Business Plan, Assumptions and Financial Projections

Exhibit E     -   Form 10-K filed by the Debtor for the fiscal year ending
                  December 31, 2004

Exhibit F     -   Form 10-K filed by the Debtor for the fiscal year ending
                  December 31, 2003

Exhibit G     -   Approval and Procedures Order, entered by the Bankruptcy Court on _______ __, 2005

                                       v

                             INDEX OF DEFINED TERMS

acceptance.......................6           Innisfree........................1
accumulators....................47           Jefferies.......................14
Ad Hoc Committee................13           Liquidation Analysis............36
AICPA...........................29           NOLs............................15
All Holders Rule................13           Notice and Balloting Agent.......1
AMT.............................43           Offer...........................13
AMTI............................43           ownership change................42
Annual Limitation...............42           PBGC............................13
Approval and Procedures Order....5           Plan.............................1
Bankruptch Exception............43           Preferred Shares................12
Bankruptcy Code..................5           Projections.....................29
Business Continuity Requirement.42           SEC..............................2
COD.............................41           street name......................8
DCA.............................13           Superfund.......................14
Disbursing Agent................25           Termination Litigation..........14
Disclosure Statement.............1           Voting Deadline..................7
distributors....................47           WHX Group.......................10
EPA.............................14           WHX Pension Plan................13
Exchange Act....................13           WPC.............................12
Fee Claim.......................19           WPC Group.......................12
H&H.............................11           WPSC............................12

                                       vi

                                EXECUTIVE SUMMARY

            The  Debtor  in this  chapter  11  case,  WHX  Corporation,  filed a petition for relief under chapter 11 of the Bankruptcy Code on March 7, 2005. On that date,  the Debtor also filed its chapter 11 plan of  reorganization,  dated
March 7, 2005 (the "PLAN"),  a copy of which is attached  hereto as Exhibit "A."
If  confirmed  by the  Bankruptcy  Court,  the Plan will  govern and control the treatment  afforded all Claims against and Equity Interests in the Debtor.  This disclosure statement, dated March 7, 2005 (the "DISCLOSURE STATEMENT") describes certain  aspects of the Plan,  the  Debtor's  business  operations,  significant events occurring in its chapter 11 case, and related matters.

            This executive summary highlights some of the information  discussed in greater detail elsewhere in this Disclosure  Statement.  THIS SUMMARY MAY NOT
CONTAIN  ALL OF THE  INFORMATION  THAT  IS  IMPORTANT  TO  YOU.  FOR A  COMPLETE
UNDERSTANDING OF THE PLAN, YOU SHOULD READ THE DISCLOSURE  STATEMENT,  THE PLAN,
AND THE  EXHIBITS  THERETO IN THEIR  ENTIRETY.  All Exhibits to the Plan will be filed with the Bankruptcy Court and available for review, free of charge, on the website of the Debtor  (WWW.WHXCORP.COM) no later than 10 days before the Voting
Deadline).  Copies of all  Exhibits  to the Plan also may be  obtained,  free of charge,  from  Innisfree  M&A  Incorporated  ("INNISFREE"  or  the  "NOTICE  AND
BALLOTING AGENT" by calling (877) 750-2689.

            THE  PRECEDING  PAGE  CONTAINS AN INDEX OF TERMS USED AND DEFINED IN
THIS DISCLOSURE STATEMENT. OTHER CAPITALIZED TERMS THAT ARE USED BUT NOT DEFINED
HEREIN HAVE THE MEANINGS ASCRIBED TO THEM IN THE PLAN.

A.          SUMMARY OF ANTICIPATED DISTRIBUTIONS UNDER THE PLAN

            A Claim or Equity  Interest is placed in a particular  class for the purposes of voting on the Plan and for receiving  distributions  pursuant to the
Plan only to the extent that such Claim or Equity  Interest is an Allowed  Claim or an Allowed  Equity  Interest in that Class and such Claim or Equity  Interest has not been paid, released or otherwise settled prior to the Distribution Date.
In accordance  with section  1123(a)(1) of the Bankruptcy  Code,  Administrative
Claims and Priority Tax Claims of the kinds specified in sections  507(a)(1) and
507(a)(8) of the Bankruptcy Code, respectively,  have not been classified. Under the Plan, all other Claims against and Equity  Interests in the Debtor have been placed into seven (7) Classes and will receive the  distributions and recoveries
(if any) described in the table below.

            THE  ESTIMATED  RECOVERIES  ASSUME  THAT THE VALUE OF NEW WHX COMMON
STOCK TO BE ISSUED UNDER THE PLAN WILL BE $113,722,700.  UNDER THE PLAN, HOLDERS
OF ALLOWED  SENIOR  NOTES  CLAIMS  WILL BE ENTITLED TO 85% OF THE NEW WHX COMMON
STOCK (WITH AN ESTIMATED VALUE OF $96,664,295) AND HOLDERS OF ALLOWED  PREFERRED
SHARES WILL BE ENTITLED  TO 15% OF THE NEW WHX COMMON  STOCK (WITH AN  ESTIMATED
VALUE OF $17,058,405).  THERE CAN BE NO ASSURANCE,  HOWEVER, THAT SUCH ESTIMATED
VALUES AND  RECOVERIES  RELATING  TO THE NEW WHX COMMON  STOCK ARE  ACCURATE  OR
RELIABLE.

------------------------------------------------------------------------------------------------------------
     Class & Description                                         Treatment Under the Plan
------------------------------------------------------------------------------------------------------------
CLASS 1 -- PRIORITY NON-TAX CLAIMS (IF ANY):           UNIMPAIRED

Non-tax Claims, such as employee compensation          Allowed Priority Non-Tax Claims are unimpaired by
and benefits that do not exceed $4,650, that           the Plan and will be paid in the ordinary course of
are entitled to priority under the Bankruptcy Code.    the Debtor's business. Holders of Allowed Class 1
                                                       Claims will not be entitled to cast a ballot with
                                                       respect to the Plan and, instead, will conclusively
                                                       be deemed to have accepted the Plan.

ESTIMATED AGGREGATE ALLOWED AMOUNT: $0.00              PERCENTAGE RECOVERY:  100%
------------------------------------------------------------------------------------------------------------
CLASS 2 -- SECURED CLAIMS (IF ANY):                    UNIMPAIRED

All Claims secured by a valid, perfected and           Class 2 Claims are unimpaired by the Plan and will be
enforceable Lien on any Asset of the Debtor.           treated in accordance with section 1124 of the
                                                       Bankruptcy Code. Holders of Allowed Class 2 Claims
                                                       will not be entitled to vote on the Plan, and
                                                       instead, will be deemed to have accepted the
                                                       Plan.

ESTIMATED AGGREGATE ALLOWED AMOUNT: $0.00              PERCENTAGE RECOVERY:  100%
------------------------------------------------------------------------------------------------------------

CLASS 3 -- SENIOR NOTES CLAIMS:                        IMPAIRED

All Claims arising under or in connection with         The Plan provides for the distribution of
the Senior Notes Indenture.                            approximately 85% of the equity in the
                                                       reorganized Debtor to holders of Allowed Senior
                                                       Notes Claims on the Distribution Date, each
                                                       holder of an Allowed Senior Notes Claim will
                                                       receive its Pro Rata Share of 8,500,000 shares
                                                       of New WHX Common Stock. Class 3 Claims are
                                                       impaired by the Plan and holders of Allowed
                                                       Class 3 Claims will be entitled to vote to
                                                       accept or reject the Plan.

ALLOWED AMOUNT: $96,664,295                            ESTIMATED PERCENTAGE RECOVERY: 100%
------------------------------------------------------------------------------------------------------------

CLASS 4 -- OTHER UNSECURED CLAIMS:                     IMPAIRED

All Claims against the Debtor that are not             On the Distribution Date, each holder of an
Administrative Claims, Priority Tax Claims,            Allowed Other Unsecured Claim will receive Cash
Priority Non-Tax Claims, Secured Claims or             in an amount equal to the amount of its Allowed
Senior Notes Claims.                                   Claim (i.e., the amount owed to such creditor
                                                       as of the Petition Date). Class 4 Claims are
                                                       impaired by the Plan and holders of Allowed
                                                       Class 4 Claims will be entitled to vote to
                                                       accept or reject the Plan.

ESTIMATED AGGREGATE ALLOWED AMOUNT:  $0.00             ESTIMATED PERCENTAGE RECOVERY: 100%
------------------------------------------------------------------------------------------------------------

                                      -2-

------------------------------------------------------------------------------------------------------------
     Class & Description                                         Treatment Under the Plan
------------------------------------------------------------------------------------------------------------

CLASS 5 -- SERIES A PREFERRED EQUITY INTERESTS:        IMPAIRED

All shares or other instruments  evidencing a          On the Effective Date, each and every Series A
preferred Series A stock ownership in the Debtor.      Preferred Equity Interest WHX will be cancelled
                                                       and discharged and, on the Distribution Date,
                                                       the holder thereof will receive its Pro Rata
                                                       Share of 686,853 shares of New WHX Common Stock
                                                       (Collectively, holders of Class 5 and Class 6
                                                       Preferred Equity Interests will receive their
                                                       Pro Rata Share of 1,500,000 shares of New WHX
                                                       Common Stock). Class 5 Series A Preferred
                                                       Equity Interests are impaired by the Plan and
                                                       holders of Allowed Series A Preferred Equity
                                                       Interests will be entitled to vote to accept or
                                                       reject the Plan.

SERIES A SHARES OUTSTANDING:  2,573,926                ESTIMATED AGGREGATE VALUE OF RECOVERY:  $7,811,076
------------------------------------------------------------------------------------------------------------

CLASS 6 -- SERIES B PREFERRED EQUITY INTERESTS:        IMPAIRED

All shares or other instruments evidencing a           On the Effective Date, each and every Series B
preferred Series B stock ownership in the Debtor.      Preferred Equity Interest in WHX will be
                                                       cancelled and discharged and, on the
                                                       Distribution Date, the holder thereof will
                                                       receive its Pro Rata Share of 813,147 shares of
                                                       New WHX Common Stock (Collectively, holders of
                                                       Class 5 and Class 6 Preferred Equity Interests
                                                       will receive their Pro Rata Share of 1,500,000
                                                       shares of New WHX Common Stock). Class 6 Series
                                                       B Preferred Equity Interests are impaired by
                                                       the Plan and holders of Allowed Series B
                                                       Preferred Equity Interests will be entitled to
                                                       vote to accept or reject the Plan.

SERIES B SHARES OUTSTANDING:  2,949,000                ESTIMATED AGGREGATE VALUE OF RECOVERY:  $9,247,329
------------------------------------------------------------------------------------------------------------

CLASS 7 -- COMMON EQUITY INTERESTS:                    IMPAIRED

All shares or other instruments evidencing a           On the Effective Date, each and every Common
stock ownership interest in the Debtor.                Equity Interest in the Debtor will be cancelled
                                                       and discharged and the holder thereof will
                                                       receive no distribution under the Plan. Class 7
                                                       Common Equity Interests are impaired by the
                                                       Plan and holders of such Common Equity
                                                       Interests will not be entitled to vote on the
                                                       Plan and, instead, will be deemed to have
                                                       rejected the Plan.

SHARES OUTSTANDING: 5,485,856                          PERCENTAGE RECOVERY:  0%
------------------------------------------------------------------------------------------------------------

                                                 -3-

            After careful review of the Debtor's  current  business  operations, estimated  recoveries  in a  liquidation  scenario,  and prospects as an ongoing business,  the Debtor has  concluded  that the recovery to creditors  and Equity
Interest  holders will be maximized  by the  Debtor's  continued  operation as a going concern. The Debtor believes that its business and Assets have significant value that would not be realized  in the  liquidation  of the Debtor,  either in whole or in substantial part.  According to the liquidation analysis prepared by the Debtor  (attached  hereto as Exhibit "B"), the Debtor is worth  considerably more to its creditors in general as a going concern.

B.          SUMMARY OF POST-CONFIRMATION OPERATIONS.

            Attached hereto as Exhibit "D" are financial statements that project financial  performance for a reorganized  WHX, on a consolidated  basis with its subsidiaries,  through  December  31,  2008.  These  projections  are based upon information  available as of ____________ __, 2005 and the current business plan for reorganized WHX and its  subsidiaries.  For context,  a copy of the Debtor's
Form 10-K for Fiscal Year Ended  December 31, 2004 is annexed  hereto as Exhibit
"E" and a copy of the Debtor's Form 10-K for Fiscal Year Ended December 31, 2003
is annexed hereto as Exhibit "F."

                                                 -4-

                                       I.

                                  INTRODUCTION

            The Debtor submits this  Disclosure  Statement , pursuant to section
1125 of title 11 of the United States Code (11 U.S.C.  ss.ss.  101 et seq.,  the
"BANKRUPTCY  CODE") in connection  with the  solicitation  of acceptances of its
Plan.  The Debtor is seeking  approval  of the Plan.  Unless  otherwise  defined herein,  all  capitalized  terms  used in this  Disclosure  Statement  have  the meanings ascribed to them in the Plan.

            A BALLOT IS ENCLOSED  WITH THIS  DISCLOSURE  STATEMENT  IF YOU ARE A
HOLDER OF A CLAIM OR EQUITY  INTEREST  ENTITLED  TO VOTE TO ACCEPT OR REJECT THE
PLAN, WHICH ARE CLASS 3 (SENIOR NOTE CLAIMS),  CLASS 4 (OTHER UNSECURED CLAIMS),
CLASS 5 (SERIES A PREFERRED EQUITY  INTERESTS),  AND CLASS 6 (SERIES B PREFERRED
EQUITY INTERESTS).

            THE BALLOT CONTAINS PROVISIONS:

            (1) ENABLING  EACH HOLDER OF AN ALLOWED  CLAIM OR  PREFERRED  EQUITY
INTEREST IN CLASS 3 (SENIOR  NOTE  CLAIMS),  CLASS 4 (OTHER  UNSECURED  CLAIMS),
CLASS 5 (SERIES A  PREFERRED  EQUITY  INTERESTS)  OR CLASS 6 (SERIES B PREFERRED
EQUITY INTERESTS) TO VOTE ON ACCEPTANCE OR REJECTION OF THE PLAN; AND

            (2)  ENABLING  EACH  HOLDER  OF AN  ALLOWED  CLAIM IN CLASS 4 (OTHER
UNSECURED  CLAIMS) TO ELECT TO RECEIVE SHARES OF NEW WHX COMMON STOCK INSTEAD OF
CASH THAT OTHERWISE WOULD BE DISTRIBUTED ON ACCOUNT OF SUCH HOLDER'S CLAIM.

            IF A HOLDER OF AN ALLOWED  CLASS 4 CLAIM FAILS TO MAKE THE  ELECTION
DESCRIBED  IN THE  PRECEDING  PARAGRAPH,  SUCH  HOLDER  SHALL BE  DEEMED TO HAVE
ELECTED TO RECEIVE ITS ENTIRE DISTRIBUTION IN CASH.

            HOLDERS OF PRIORITY NON-TAX CLAIMS AND SECURED CLAIMS ARE UNIMPAIRED
BY THE PLAN,  ARE  CONCLUSIVELY  PRESUMED  TO HAVE  ACCEPTED  THE PLAN,  ARE NOT
ENTITLED  TO VOTE TO  ACCEPT  OR REJECT  THE  PLAN,  AND ARE THUS NOT  RECEIVING
BALLOTS.

            HOLDERS OF COMMON  EQUITY  INTERESTS IN THE DEBTOR ARE  RECEIVING NO
DISTRIBUTIONS  UNDER THE PLAN,  ARE DEEMED TO HAVE  REJECTED  THE PLAN,  AND ARE
THEREFORE NOT RECEIVING BALLOTS.

            On ______,  2005,  after notice and a hearing,  the Bankruptcy Court approved this Disclosure  Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical, reasonable investors typical of the Debtor's  creditors and Equity Interest holders to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES
NOT,  HOWEVER,  CONSTITUTE A  DETERMINATION  BY THE  BANKRUPTCY  COURT AS TO THE
FAIRNESS OR MERITS OF THE PLAN.

            The order  approving the  Disclosure  Statement  (the  "APPROVAL AND
PROCEDURES ORDER"), a copy of which is annexed hereto as Exhibit "G," sets forth in detail the  deadlines,  procedures and  instructions  for voting to accept or reject the Plan and for  filing  objections  to  confirmation  of the Plan,  the record date for voting  purposes,  and the  applicable  standards for tabulating
Ballots. In addition,  detailed voting instructions  accompany each ballot. Each holder of a Claim or Equity  Interest  entitled  to vote on the Plan should read the Disclosure  Statement,  the Plan, the Approval and Procedures  Order and the
instructions  accompanying  the ballot in their  entirety  before  voting on the
Plan.  These  documents  contain,  among  other  things,  important  information

                                      -5-

concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes.  No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

A.          HOLDERS OF CLAIMS AND EQUITY INTERESTS ENTITLED TO VOTE

            Pursuant to the provisions of the Bankruptcy  Code,  only holders of
Allowed Claims or Equity Interests in classes of Claims or Equity Interests that are impaired  under the terms and  provisions of a chapter 11 plan and that will receive  distributions  under the chapter 11 plan are entitled to vote to accept or reject the plan.  Classes of Claims or Equity  Interests in which the holders will not  receive or retain any  property  under a chapter 11 plan are deemed to have  rejected  the plan and are not  entitled  to vote to accept or reject  the plan.  Classes of Claims or Equity Interests in which the holders are unimpaired under a  chapter  11 plan  are  deemed  to have  accepted  the  plan and are not entitled to vote to accept or reject the plan.

            With respect to the Debtor's Plan, each of Class 1 (Priority Non-Tax
Claims) and Class 2 (Secured  Claims) are unimpaired by the Plan and the holders of Claims in each of such Classes are conclusively presumed to have accepted the
Plan and are not entitled to vote to accept or reject the Plan.

            Class 3 (Senior  Note  Claims),  Class 4 (Other  Unsecured  Claims),
Class 5 (Series A Preferred  Equity  Interests)  and Class 6 (Series B Preferred
Equity Interests) are entitled to vote to accept or reject the Plan.

            Holders of Common  Equity  Interests  in Class 7 are not entitled to receive  or  retain  any  property  under the Plan,  they are  presumed  to have rejected the Plan, and therefore, are not entitled to vote on the Plan .

            The Bankruptcy Code defines "ACCEPTANCE" of a plan (i) by a class of
Claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than  one-half in number of the Allowed  Claims that cast ballots for  acceptance or rejection of the plan,  and (ii) by a class of Equity
Interests as acceptance  by holders in that class that hold at least  two-thirds in amount of  Allowed  Equity  Interests  in such class  that cast  ballots  for acceptance  or  rejection  of  the  Plan.  For a  complete  description  of  the requirements  for  confirmation of the Plan, see Article VI,  "Confirmation  and
Consummation Procedures."

            UNDER SECTION 1129 OF THE  BANKRUPTCY  CODE, A PLAN CAN BE CONFIRMED
ONLY IF AT LEAST ONE IMPAIRED CLASS ACCEPTS THE PLAN. THEREFORE,  IN ADDITION TO
THE  OTHER  REQUIREMENTS  FOR  CONFIRMATION  DESCRIBED  BELOW,  THE  PLAN CAN BE
CONFIRMED ONLY IF IT IS ACCEPTED BY AT LEAST ONE OF THE FOLLOWING CLASSES: CLASS
3 (SENIOR NOTE  CLAIMS),  CLASS 4 (OTHER  UNSECURED  CLAIMS),  CLASS 5 (SERIES A
PREFERRED EQUITY INTERESTS) OR CLASS 6 (SERIES B PREFERRED EQUITY INTERESTS). IF
AT LEAST ONE  IMPAIRED  CLASS  ACCEPTS THE PLAN,  BUT ONE OR MORE OTHER  CLASSES
REJECTS THE PLAN, THE DEBTOR HAS THE RIGHT TO REQUEST  CONFIRMATION  OF THE PLAN
PURSUANT TO SECTION 1129(b) OF THE BANKRUPTCY CODE.  SECTION 1129(b) PERMITS THE
CONFIRMATION  OF A PLAN  NOTWITHSTANDING  THE  NON-ACCEPTANCE  OF  ONE  OR  MORE
IMPAIRED CLASSES OF CLAIMS OR EQUITY INTERESTS.  UNDER THAT SECTION,  A PLAN MAY
BE CONFIRMED BY A BANKRUPTCY COURT IF IT DOES NOT "DISCRIMINATE UNFAIRLY" AND IS
"FAIR AND  EQUITABLE"  WITH  RESPECT  TO EACH  NON-ACCEPTING  CLASS.  FOR A MORE
DETAILED  DESCRIPTION OF THE  REQUIREMENTS  FOR  CONFIRMATION OF A NONCONSENSUAL
PLAN, SEE ARTICLE VI, SECTION D,  "CONFIRMATION  AND CONSUMMATION  PROCEDURES --
REQUIREMENTS OF SECTION 1129(b) OF THE BANKRUPTCY CODE."

            The Debtor  will  request  confirmation  of the Plan over the deemed rejection  of the Plan by Class 7 if the  Plan is  accepted  by each of Class 3,
Class 4, Class 5 and Class 6, the only Classes  entitled to vote on the Plan. If
Class 3, Class 4, Class 5 or Class 6 votes to reject the Plan,  the Debtor  will announce  at or before the  Confirmation  Hearing  whether the Debtor will still seek  confirmation  of the Plan  pursuant to section  1129(b) of the  Bankruptcy
Code.

                                      -6-

B.          VOTING PROCEDURES

            If you are  entitled to vote to accept or reject the Plan,  a ballot is enclosed  for the purpose of voting on the Plan.  Holders of impaired  Claims and Equity  Interests  voting on the Plan should complete and sign the ballot in accordance with the  instructions  thereon,  being sure to check the appropriate box  entitled  "Accept the Plan" or "Reject the Plan." In order for your vote to be counted,  you must complete and sign your original ballot (copies will not be accepted) and return it in the envelope provided.

            If you are a holder of a Claim or Equity  Interest  entitled to vote on the Plan and did not receive a ballot, received a damaged ballot or lost your ballot, or if you have any questions  concerning the Disclosure  Statement,  the
Plan, or the  procedures  for voting on the Plan,  please contact the Notice and
Balloting Agent:

                         Innisfree M&A Incorporated
                         501 Madison Avenue, 19th Floor
                         New York, New York 10022
                         Tel:  (877) 750-2689

            DO  NOT  RETURN  ANY  NOTE,  STOCK  CERTIFICATE  OR  OTHER  SECURITY
INSTRUMENT WITH YOUR BALLOT.

            TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE
PLAN MUST BE RECEIVED NO LATER THAN _:00 _.M., EASTERN TIME, ON __________, 2005
(THE "VOTING DEADLINE").

            ANY CLAIM IN AN IMPAIRED  CLASS AS TO WHICH AN  OBJECTION OR REQUEST
FOR  ESTIMATION IS PENDING OR WHICH IS SCHEDULED BY THE DEBTOR AS  UNLIQUIDATED,
DISPUTED OR  CONTINGENT  IS NOT ENTITLED TO VOTE UNLESS THE HOLDER OF SUCH CLAIM
HAS OBTAINED AN ORDER OF THE BANKRUPTCY  COURT  TEMPORARILY  ALLOWING SUCH CLAIM
FOR THE PURPOSE OF VOTING ON THE PLAN.

            PURSUANT  TO THE  ORDER  APPROVING  THE  DISCLOSURE  STATEMENT,  THE
BANKRUPTCY  COURT SET  _______,  2005 AS THE RECORD DATE FOR VOTING ON THE PLAN.
ACCORDINGLY,  ONLY  HOLDERS  OF RECORD AS OF  _______,  2005 THAT ARE  OTHERWISE
ENTITLED TO VOTE UNDER THE PLAN WILL RECEIVE A BALLOT AND MAY VOTE ON THE PLAN.

            ANY  EXECUTED  BALLOT  RECEIVED  THAT  DOES NOT  INDICATE  EITHER AN
ACCEPTANCE  OR REJECTION OF THE PLAN SHALL BE DEEMED TO CONSTITUTE AN ACCEPTANCE
OF THE PLAN.

            1. BALLOTS

            All votes to accept or reject the Plan with  respect to any Class of
Claims  or  Equity  Interests  must be  cast by  properly  submitting  the  duly completed and executed form of ballot designated for such Class.

            Ballots  cast  by  the  beneficial  holders  of  Claims  and  Equity
Interests   and  Master   Ballots   completed  by   brokerage   firms  or  other
intermediaries  having power of attorney to vote on behalf of beneficial  owners
(SEE below,  Article I Section B.2 "Beneficial  Holders of Securities")  must be delivered to the Notice and Balloting Agent, at its address set forth above, and received by the Voting Deadline.  THE METHOD OF SUCH DELIVERY IS AT THE ELECTION
AND RISK OF THE VOTER.  If such  delivery  is by mail,  it is  recommended  that voters use an air courier  with a  guaranteed  next day  delivery or  registered mail, properly insured, with return receipt requested.  In all cases, sufficient time should be allowed to ensure timely delivery.

                                      -7-

            In accordance with Bankruptcy Rule 3018(c), the ballots are based on
Official  Form No. 14, but have been  modified to meet the  particular  needs of these cases.  PLEASE CAREFULLY FOLLOW THE DIRECTIONS  CONTAINED ON EACH ENCLOSED
BALLOT.

            Each ballot enclosed with this Disclosure Statement has been encoded with the amount of the Allowed Claim or Allowed  Preferred  Equity  Interest for
voting purposes (if the Claim is a Contested  Claim,  this amount may not be the amount ultimately allowed for purposes of distribution) and the Class into which the Claim or Preferred Equity Interest has been placed under the Plan. In voting to accept or reject the Plan, you must use only the coded ballot or ballots sent to you with this Disclosure Statement.

            2. BENEFICIAL OWNERS OF SECURITIES

            If you are the beneficial owner of a Senior Note or Preferred Equity
Interest and hold such security in your own name, you can vote by completing and signing  the  enclosed  ballot  and  returning  it  directly  to the  Notice and
Balloting Agent using the enclosed preaddressed, postage prepaid envelope.

            If you hold Senior  Notes or Preferred  Equity  Interests in "street name" (i.e.,  through a brokerage firm,  commercial bank, trust company or other nominee) or an  authorized  signatory  (a brokerage  firm or other  intermediary having  power of attorney  to vote on behalf of a  beneficial  owner),  you will receive a ballot from a bank or brokerage firm (or its agent), in which case you must return the ballot to that bank or  brokerage  firm (or its agent),  and you can vote by following the instructions set forth below:

            o   fill in all the applicable information on the ballot;

            o   sign the ballot (unless the ballot has already been signed by the bank, trust company or other nominee); and

            o   return the ballot to the address indicated on the ballot in the preaddressed, postage prepaid envelope enclosed with the ballot.
                If no envelope was enclosed, contact your brokerage firm,
                commercial bank, trust company or other nominee or agent thereof for instructions.

            IF YOU HOLD YOUR  SENIOR  NOTES OR  PREFERRED  EQUITY  INTERESTS  IN
STREET NAME,  YOU SHOULD  RETURN YOUR BALLOT NO LATER THAN  __________,  2005 TO
PROVIDE SUFFICIENT TIME FOR YOUR BROKERAGE FIRM,  COMMERCIAL BANK, TRUST COMPANY
OR OTHER  NOMINEE,  OR THE AGENT  THEREOF,  TO PROCESS AND TALLY YOUR BALLOT AND
DELIVER IT TO THE NOTICE AND BALLOTING AGENT BY THE VOTING DEADLINE.

            You may  receive  multiple  mailings of this  Disclosure  Statement, especially if you own Senior Notes or Preferred  Equity  Interests  through more than one brokerage firm, commercial bank, trust company or other nominee. If you submit  more  than one  ballot  for a Class  because  you  beneficially  own the securities in that Class through more than one broker or bank, you must indicate in the  appropriate  item of the  ballot(s)  the names of ALL broker  dealers or other intermediaries who hold securities for you in the same Class.

            Authorized  signatories voting on behalf of more than one beneficial owner must complete a separate ballot for each such beneficial owner. Any ballot submitted to a brokerage  firm or proxy  intermediary  will not be counted until the brokerage firm or proxy intermediary (a) properly executes the ballot(s) and delivers them to the Notice and Balloting  Agent, or (b) properly  completes and delivers a corresponding master ballot to the Notice and Balloting Agent.

            By  voting  on the  Plan,  you  are  certifying  that  you  are  the beneficial  owner of the Senior Notes or Preferred  Equity Interests being voted or an authorized signatory for the beneficial owner. Your submission of a ballot will  also  constitute  a  request  that  you (or in the  case of an  authorized signatory,  the  beneficial  owner) be  treated  as the  record  holder of those securities for purposes of voting on the Plan.

                                      -8-

3.          BROKERAGE FIRMS, BANKS AND OTHER NOMINEES

            A brokerage firm,  commercial  bank,  trust company or other nominee that is the registered  holder of a Senior Note or a Preferred  Equity  Interest for a beneficial owner, or that is a participant in a securities clearing agency and is authorized to vote in the name of the securities clearing agency pursuant to an omnibus proxy and is acting for a beneficial  owner, can vote on behalf of such beneficial owner by:

            o   distributing a copy of this Disclosure Statement and all
                appropriate ballots to the beneficial owner;

            o   collecting all such ballots;

            o   completing a master ballot compiling the votes and other
                information from the ballots collected; and

            o   transmitting the completed master ballot to the Notice and
                Balloting Agent.

            A proxy  intermediary  acting on behalf of a brokerage  firm or bank may follow the procedures  outlined in the preceding  sentence to vote on behalf of the beneficial owner. In lieu of collecting  ballots from beneficial  owners, compiling the votes and other  information from those ballots on a master ballot and  transmitting the completed Master Ballot to the Notice and Balloting Agent,
a  brokerage  firm,   commercial  bank,  trust  company  or  other  nominee  may prevalidate a beneficial  owner's ballot and distribute the prevalidated  ballot with a copy of this Disclosure  Statement to the beneficial owner for voting. In that case,  beneficial owners should complete the prevalidated ballot and return it  directly to the Notice and  Balloting  Agent in the  enclosed  preaddressed, postage prepaid  envelope.  A brokerage firm,  commercial bank, trust company or other  nominee  prevalidates  a beneficial  owner's  ballot by indicating on the ballot  the  record  holder of the  securities  to be voted and the  appropriate account numbers of the beneficial owner.

            4. VOTING MULTIPLE CLAIMS

            Separate  forms of ballots  are  provided  for  voting  the  various
Claims, and Classes of Claims and Preferred Equity Interests.  A SEPARATE ballot must be used for each Claim or Preferred Equity  Interest.  Any Person who holds
Claims in more than one Class or multiple  Claims  within a Class is required to vote  separately  with  respect  to each  Claim.  Please  sign,  and  return  in accordance with the instructions in this section, a separate ballot with respect to each such Claim or Preferred  Equity  Interest.  Only  ballots with  original signatures  will  be  accepted.  Ballots  with  copied  signatures  will  NOT be accepted.

C.          CONFIRMATION HEARING

            The Bankruptcy Code requires the Bankruptcy Court,  after notice, to conduct a  Confirmation  Hearing at which it will hear  objections  (if any) and consider  evidence with respect to whether the Plan should be confirmed.  At the
Confirmation  Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met.

            The Confirmation  Hearing has been scheduled to begin on __________,
2005, at ___:___ __.m.  (Eastern Time) before the Honorable  __________,  United
States  Bankruptcy  Judge,  United  States  Bankruptcy  Court  for the  Southern
District of New York,  Alexander  Hamilton Customs House, One Bowling Green, New
York,  New York 10004.  The  Confirmation  Hearing may be adjourned from time to time by the Bankruptcy Court without further notice,  except for an announcement of the adjourned date made at the Confirmation Hearing.

            Any  objection  to the  confirmation  of the  Plan  must  be made in writing  and date in detail (1) the name and  address of the  objector,  (2) the

                                      -9-

amount and nature of the Claim or Equity  Interest  held by the objector and (3)
all  grounds  for the  objection.  Any such  objection  must be  filed  with the
Bankruptcy Court, with a copy to Judge __________'s Chambers, and served so that it is received by the Bankruptcy Court,  Judge  __________'s  Chambers,  and the
following parties on or before __________, 2005 at ___:___ __.m. (Eastern Time):
(a) the Debtor, 110 East 59th Street, New York, New York 10022 (Attn: Stewart E.
Tabin, Esq.); (b) Jones Day, Attorneys for the Debtor, 222 East 41st Street, New
York, New York 10017 (Attn: Richard H. Engman,  Esq.); and (c) the Office of the
United  States  Trustee  for the  Southern  District of New York,  33  Whitehall
Street, 21st floor, New York, New York 10004 (Attn: __________, Esq.).

            FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS,  THIS
DISCLOSURE  STATEMENT  SUMMARIZES  THE  TERMS OF THE PLAN,  BUT THE PLAN  ITSELF
QUALIFIES ALL SUMMARIES.  IF ANY  INCONSISTENCY  EXISTS BETWEEN THE PLAN AND THE
DISCLOSURE  STATEMENT,  THE TERMS OF THE PLAN ARE  CONTROLLING.  THE  DISCLOSURE
STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE  OTHER THAN TO DETERMINE  WHETHER
TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED HEREIN SHALL CONSTITUTE
AN  ADMISSION OF ANY FACT OR LIABILITY  BY ANY PARTY,  OR BE  ADMISSIBLE  IN ANY
PROCEEDING  INVOLVING  THE DEBTOR OR ANY OTHER  PARTY,  OR BE DEEMED  CONCLUSIVE
EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTOR, OR HOLDERS
OF CLAIMS OR EQUITY INTERESTS.

            CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY
NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS.  THERE CAN BE
NO ASSURANCE THAT SUCH  STATEMENTS  WILL BE REFLECTIVE OF ACTUAL  OUTCOMES.  ALL
HOLDERS OF CLAIMS OR EQUITY  INTEREST  ENTITLED  TO VOTE TO ACCEPT OR REJECT THE
PLAN  SHOULD  CAREFULLY  READ AND  CONSIDER  FULLY  THIS  DISCLOSURE  STATEMENT,
INCLUDING,  BUT NOT LIMITED TO,  ARTICLE VIII "RISK  FACTORS,"  BEFORE VOTING TO
ACCEPT OR REJECT THE PLAN.

            SUMMARIES OF CERTAIN  PROVISIONS OF  AGREEMENTS  REFERRED TO IN THIS
DISCLOSURE  STATEMENT  DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE
QUALIFIED  IN THEIR  ENTIRETY BY REFERENCE  TO, THE FULL TEXT OF THE  APPLICABLE
AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

            THE DEBTOR  BELIEVES  THAT THE PLAN WILL  ENABLE IT TO  SUCCESSFULLY
REORGANIZE AND  ACCOMPLISH  THE OBJECTIVES OF CHAPTER 11 AND THAT  ACCEPTANCE OF
THE PLAN IS IN THE BEST  INTERESTS  OF THE DEBTOR AND ITS  CREDITORS  AND EQUITY
INTEREST  HOLDERS.  ACCORDINGLY,   AFTER  CAREFULLY  REVIEWING  THIS  DISCLOSURE
STATEMENT,  INCLUDING  THE  EXHIBITS,  EACH HOLDER OF AN ALLOWED CLAIM OR EQUITY
INTEREST IN CLASS 3 (SENIOR  NOTE  CLAIMS),  CLASS 4 (OTHER  UNSECURED  CLAIMS),
CLASS 5 (SERIES A PREFERRED  EQUITY  INTERESTS)  AND CLASS 6 (SERIES B PREFERRED
EQUITY  INTERESTS),  IS URGED BY THE  DEBTOR  TO VOTE IN FAVOR OF THE PLAN BY NO
LATER THAN ___:___ __.M., EASTERN TIME, ON ____________ __, 2005.

                                      II.

                  GENERAL INFORMATION REGARDING THE DEBTOR AND
                   ITS REASONS FOR FILING THE CHAPTER 11 CASE

A.          THE DEBTOR'S BUSINESS

            The  Debtor  is a  Delaware  corporation  that  maintains  principal executive offices at 110 East 59th Street,  New York, New York 10022 and that is structured to invest in and manage a diverse group of businesses  (collectively, with the Debtor,  the "WHX GROUP").  The Debtor's  principal asset is its equity

                                      -10-

interest in Handy & Harman ("H&H"). As a holding company and the ultimate parent of the direct and indirect subsidiaries listed on Exhibit "C" hereto, the Debtor is the  parent  company  of a group of  diversified  materials  engineering  and specialty  manufacturing  companies.  In  its  Precious  Metals  segment,  H&H's
Electronic  Materials Group activities include precision stamping,  reel-to-reel electroplating and reel-to-reel molding for electronic and electrical components and the  Precious  Metals  Fabrications  Group  produces  brazing and  soldering materials for  metal-joining  applications.  H&H's Engineered  Materials segment manufactures  specialty  fasteners  for  roofing  and  construction  industries, products for the natural gas, electricity and water distribution  industries and electro-galvanized  products used in the construction and appliance  industries.
In the Wire & Tubing  segment,  the Specialty  Tubing Group  manufactures  small
diameter  stainless,   carbon  steel  and  specialty  alloy  tubing  and  tubing
fabrications  principally  for  the  medical,  semi-conductor,   automotive  and
appliance markets.

            The Debtor has commenced  this case because it believes that chapter
11 relief is  necessary  to  implement  its  business  strategy to grow its core businesses,  improve profit margins, and maximize value for its stakeholders. To date, growth has been achieved through emphasis on world-class customer service, product quality, new product  introductions and innovations and by building upon the strengths of the WHX Group's most  profitable  businesses  while  constantly assessing  exposure  to low  margin,  capital-intensive  businesses  than can be improved or that should be discontinued.  Going forward,  in addition to product line and  other  strategic  acquisitions,  the  Debtor  has  plans  for  several significant capital projects that are expected to improve profitability,  expand capacity and strengthen customer affiliations.

            The Debtor,  however,  will have little or no ability to execute its strategy  and  achieve  its goals  without  fundamental  changes to its  current capital  structure,  which includes not only the imminent maturity of over $96.6 million  of  Senior  Note  indebtedness,  but also an unduly  complex  ownership structure,  four different types of issued and outstanding public securities, an unmanageable  level of funded debt relative to earnings,  and over $82.5 million of accrued but unpaid preferred stock dividends.

            The  Debtor   believes  that   consummation   of  the   transactions
contemplated  by its chapter 11 Plan will  simplify  and  de-lever  the Debtor's capital  structure,  reduce  its  overall  cost of  capital,  align its  capital structure  to match its  businesses  and provide  the basis for more  attractive future debt and equity  financings.  In other words,  the Debtor  believes  that consummation  of its Plan  will  afford  the best  opportunity  to  realize  the benefits of its  business  strategy  and thereby  the best  opportunity  to both maximize current enterprise value and stakeholder recoveries while ensuring that the  Debtor is  well-positioned  to take  advantage  of future  growth and value opportunities.

            FOR A MORE  COMPLETE  DISCUSSION  OF THE DEBTOR'S  BUSINESS AND PAST
PERFORMANCE,  PLEASE SEE THE DEBTOR'S  2004 AND 2003  YEAR-END  REPORTS FILED ON
FORM 10-K FOR THAT ARE ATTACHED HERETO AS EXHIBITS "E" AND "F."

B.          THE DEBTOR'S OUTSTANDING SECURITIES

            1. SENIOR NOTES

            On April 7, 1998,  the Debtor  issued its 10.50% Senior Notes due on
April 15, 2005.  Interest on the Senior Notes is payable  semi-annually on April
15 and October 15 of each year.  The Senior Notes are unsecured  obligations  of the Debtor only and have not been guaranteed by any of its  subsidiaries.  As of the Petition Date,  $96,664,295  was owed by the Debtor on account of the Senior
Notes, of which $92,820,000 is principal and $3,844,295 is accrued interest.

            2. PREFERRED STOCK

            As of the Petition Date,  the Debtor's  authorized  preferred  stock consisted of 10 million  shares,  $.01 par value per share,  of which  2,573,926 shares of series A convertible  preferred stock and 2,949,000 shares of series B convertible  preferred stock were issued and outstanding as of December 31, 2004

                                      -11-

(collectively, the "PREFERRED SHARES"). The Preferred Shares are junior in right to payment of all debt  obligations of the Debtor but senior to its common stock with  respect to  dividend  rights and rights upon  liquidation,  winding up and dissolution. Dividends of $3.25 per annum per Series A Preferred Share and $3.75 share per annum per Series B Preferred  Share are cumulative and, if declared by the Board of Directors,  are payable quarterly in arrears on January 1, April 1,
July 1 and  October  1 of  each  year.  In  addition  to any  unpaid  cumulative dividends,  each  Preferred  Share is entitled to a  liquidation  preference  of
$50.00.   The  following  table  describes  the  total  liquidation   preference
attributable to the Preferred Shares as of the Petition Date:

                              Total Preferred         Series A           Series B
                              ---------------         --------           --------

Shares Outstanding                5,522,926           2,573,926           2,949,000

Annual Dividend                $ 19,424,009.50      $ 8,365,259.50      $ 11,058,750.00

Accrued Dividends              $ 82,552,040.38      $ 35,552,352.88     $ 46,999,687.50

$50 per Share Preference       $276,146,300.00      $128,696,300.00     $147,450,000.00

Total Liquidation Preference   $358,698,340.38      $164,248,652.88     $194,449,687.50

            3. COMMON STOCK

            As of  the  Petition  Date,  the  authorized  common  stock  of  WHX consisted  of 60 million  shares of common  stock,  $.01 par value per share.  A total of  5,485,856  shares of common  stock were issued and  outstanding  as of
December 31, 2004.

C.          PREPETITION RESTRUCTURING EFFORTS

            1. WHEELING-PITTSBURGH CORPORATION CHAPTER 11 PROCEEDINGS

            The Debtor,  until  August  2003,  owned 100% of the common stock of
Wheeling-Pittsburgh  Corporation  ("WPC" and,  with its  subsidiaries,  the "WPC
GROUP"), which in turn owned 100% of the common stock of a group of carbon steel and steel-related manufacturing operations,  including Wheeling-Pittsburgh Steel
Corporation ("WPSC"). WPSC's financial position was precarious for several years as a result of, among other reasons, a substantial  decline in its profitability brought on by a steep drop in the prices of its  finished  products.  To address those issues,  WPSC filed for relief under chapter 11 of the Bankruptcy  Code in
November 2000. Had a shutdown of WPSC's facilities  occurred,  WHX's liabilities under the WHX Pension Plan would have materially  increased.  The Debtor devoted substantial  resources  to WPSC to  facilitate  its  reorganization  and thereby preserve the value of the remaining assets of the WHX Group.  WPSC  successfully reorganized in August 2003, and is now an  independent  company.  As a result of the chapter 11 cases of the WPC Group, the financial health of the WHX Group was adversely affected. Additional information regarding the WPSC chapter 11 case is set  forth in the  Debtor's  Form 10-K for the year  ended  December  31,  2003, attached to this Disclosure Statement as Exhibit "F."

            2. DISCONTINUED OPERATIONS

            In line with its  business  strategy  of  reducing  its  exposure to low-margin,  capital intensive  businesses,  and to facilitate its restructuring efforts,  in 2004  the  WHX  Group  attempted  to  find  purchasers  for the two companies then  comprising its Wire and Cable segment,  Maryland  Specialty Wire and Strandflex.  Certain third parties expressed  interest in purchasing various assets of the two  businesses  in this  segment,  but the WHX Group  decided  in
December  2004 that it would  realize  greater value from the closure of the two businesses.  The WHX Group is in the  process of selling off the assets of these businesses.

                                      -12-

            3. OUT-OF-COURT RESTRUCTURING EFFORTS

            As  described   above,  the  Debtor's  efforts  to  restructure  its
operations and jettison  certain  business lines have provided and will continue
to  provide  significant   benefits  to  the  Debtor's  overall   profitability.
Nevertheless,  the Debtor recognized that operational  improvements  alone would not enable it to meet the April 15,  2005  maturity  of the Senior  Notes.  As a result,  in early 2004, the Debtor and its advisors  initiated  discussions with
potential   strategic   investors   to   explore   comprehensive   restructuring
alternatives,  including raising additional capital for the WHX Group outside of chapter 11 of the Bankruptcy Code.

            In  addition  to  the  above  described  discussions,  negotiations, reviews,  analyses,  and  actions,  in  August,  2004  the WHX  Group  initiated discussions  with an informal  committee  formed by certain holders of Preferred
Equity Interests (the "AD HOC COMMITTEE"). In conjunction with such discussions, the Ad Hoc Committee's legal and financial advisors began an extensive review of the WHX Group,  its finances and its  operations.  The Ad Hoc  Committee and its advisors  thereafter  began  participating  in negotiations  with WHX and others concerning a restructuring of WHX's debt.

            Despite  these  efforts  and  negotiations,  the  Debtor  ultimately concluded  that a  transaction  outside of chapter 11 would not  provide it with
similar  or  greater   benefits  than  those  that  could  be  achieved  through
reorganization  under  chapter  11.  Accordingly,  the Debtor  and its  advisors expanded the options under consideration to include a reorganization pursuant to the chapter 11 Plan described herein.

D.          LEGAL PROCEEDINGS

            1. SEC ENFORCEMENT ACTION

            On June 25, 1998,  the SEC instituted an  administrative  proceeding against the Debtor alleging that it had violated certain SEC rules in connection with the tender offer for Dynamics  Corporation of America ("DCA")  commenced on
March 31, 1997  through the Debtor's  wholly-owned  subsidiary,  SB  Acquisition
Corporation (the "OFFER").  The SEC alleges that, in its initial form, the Offer violated the "All  Holders  Rule" (the "ALL HOLDERS  RULE"),  rule  14d-10(a)(1)
under the Securities  Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and that the Debtor violated rules 14d-4(c) and 14d-6(d) under the Exchange Act upon expiration  of the Offer.  The SEC does not claim that the Offer was intended to defraud or in fact  defrauded,  any  investor.  On October 6, 2000,  the initial decision  of the  administrative  law judge who  heard  the case  dismissed  all charges  against the Debtor,  with the finding  that the Debtor had not violated the law.

            The division of  enforcement  filed a petition and brief for the SEC to review the  decision,  but only as to the All Holders Rule claim.  On June 4,
2003,  the SEC issued an opinion that found that the Debtor had violated the All
Holders  Rule  and  ordered  that the  Debtor  cease  and  desist  from  further violations of section  14(d)(4) of the Exchange Act or the All Holders Rule. The
Debtor filed a petition for review of the SEC's  decision with the United States
Court of Appeals for the  District of Columbia.  On April 9, 2004,  the court of appeals  vacated the SEC's cease and desist order,  and the portion of the SEC's opinion  that  found the  order  justified,  because  both  were  arbitrary  and capricious. The court of appeals also expressly explained that the court did not need to reach (and did not reach) the Debtor's other claims,  which, among other things,  challenged the merits of the SEC's finding that the Debtor violated the
All Holders  Rule.  The Debtor  does not know at this time  whether the SEC will seek further appellate review of the court's opinion.

            2. PBGC ACTION

            On March 6, 2003,  the Pension  Benefit  Guaranty  Corporation  (the
"PBGC") published a notice of determination and on March 7, 2003, the PBGC filed a summons and  complaint in the United  States  District  Court for the Southern
District of New York seeking the involuntary  termination of the defined benefit pension plan  maintained  and sponsored by the Debtor (the "WHX PENSION  PLAN").
WHX filed an answer on March 27, 2003, contesting the PBGC's action. On July 24,
2003,   the   Debtor   entered   into  an   agreement   with  the   PBGC,   WPC,

                                      -13-

Wheeling-Pittsburgh  Steel Corporation,  and the United Steelworkers of America,
AFL-CIO-CLC  in settlement of matters  relating to the PBGC v. WHX  CORPORATION,
Civil  Action  No.  03-CV-1553  (the  "TERMINATION   LITIGATION").   Under  this
settlement,  WHX  agreed  (1)  that the WHX  Pension  Plan,  as it is  currently constituted,  is a single employer  pension plan; (2) to contribute funds to the
WHX Pension  Plan equal to moneys  spent,  if any, by WHX or its  affiliates  to
purchase   Senior  Notes  (as   hereinafter   defined)  in  future  open  market
transactions;  and (3) to grant the PBGC a pari passu security interest of up to
$50 million in the event WHX obtains any future  financing on a secured basis or provides any security or collateral for the Senior Notes.  Under the settlement, the PBGC agreed (1) that, after the effective date of the plan of reorganization of the WPC Group,  if the PBGC  terminates the WHX Pension Plan at least one day prior to a steel  facility  shutdown,  WHX will be released from any  additional liability to PBGC resulting from the shutdown; (b) to withdraw its claims in the
WPC bankruptcy proceedings; and (3) to dismiss the Termination Litigation.

            3. ENVIRONMENTAL LITIGATION

            Prior to the consummation of the plan of  reorganization  of the WPC
Group, WHX was the sole stockholder of WPC, the parent company of the WPC Group.
The WPC Group has been identified as a potentially  responsible  party under the
Comprehensive   Environmental   Response,   Compensation   and   Liability   Act
("SUPERFUND") or similar state statutes at several waste sites. The WPC Group is subject to joint and  several  liability  imposed by  Superfund  on  potentially responsible  parties. The WPC Group entered into a settlement agreement with the
United States  Environmental  Protection Agency (the "EPA") that resolves all of the EPA's prepetition  unsecured claims under the Superfund law and releases the
WPC Group from any future  liability for such claims.  The Bankruptcy  Court for the Northern District of Ohio approved the settlement agreement by order entered
June 13, 2003.

            In the  event  the WPC Group is  responsible  for any  environmental liabilities  relating  to the period  prior to the  consummation  of the plan or reorganization of the WPC Group and is unable to fund these liabilities,  claims may be made against WHX for payment of such liabilities.

            4. OTHER LITIGATION

            The WHX Group is a party to  various  litigation  matters  including general  liability  claims.  These claims are generally covered by insurance and are not expected to have a material adverse effect on the financial condition or results of operations of the WHX Group.

                                      III.

                               THE CHAPTER 11 CASE

            The   Debtor   will    continue   to   manage   its    property   as
debtor-in-possession,  subject to the supervision of the Bankruptcy Court and in accordance  with the provisions of the Bankruptcy  Code. An immediate  effect of the filing of the Chapter 11 Case is the  imposition of the automatic stay under section 362 of the Bankruptcy Code, which, with limited exceptions, enjoined the commencement or continuation  of: (a) all collection  efforts by creditors;  (b)
enforcement  of liens  against  any  Assets of the  Debtor;  and (c)  litigation against the Debtor.  Described  below are certain  significant  events that have occurred in the Chapter 11 Case.

A.          CASE ADMINISTRATION AND RELATED ACTIVITIES

            1. RETENTION OF PROFESSIONALS

            In connection  with the  commencement  of the Chapter 11 Cases,  the
Debtor is seeking the approval of the Bankruptcy Court to retain (a) Jefferies &
Company,  Inc.  ("JEFFERIES")  as its financial  advisors;  (b) Jones Day as its restructuring  counsel;  (c) the law firm of Olshan Grundman Frome  Rosenzweig &
Wolosky LLP as its special corporate counsel;  (d) the law firm of Cronin & Vris
LLP as its special  strategic  counsel;  (e)  PricewaterhouseCoopers  LLP as its

                                      -14-

independent  auditors and tax advisors;  and (f) Innisfree M&A,  Incorporated as its Notice and Balloting Agent.

            2. SCHEDULES

            On the Petition Date,  the Debtor filed its  Schedules,  identifying the assets and liabilities of its Estate.

B.          OTHER RESTRUCTURING MATTERS

            1. RESTRICTIONS IN CLAIMS AND EQUITY SECURITIES TRADING

            The  Debtor's  net  operating  losses  and  related  tax  attributes
(collectively,  "NOLS")  are  property  of the Estate and are  protected  by the automatic  stay imposed by section 362 of the Bankruptcy  Code. The  urestricted trading of Claims  against,  and Equity  Interests in, the Debtor could severely limit the Debtor's  ability to use its NOLs for United States federal income tax purposes.  Accordingly, on __________,  2005, the Bankruptcy Court [approved] [, on an interim basis]  certain  notice and hearing  procedures for the trading in
Claims and Equity Securities to preserve the NOLs for the benefit of the Debtor, its Estate and its  stakeholders.  As set forth in the  motion,  the Debtor will follow certain bidding  procedures to identify the person(s)  willing to pay the highest price for the securities that can be sold without impairing the value of the NOLs.

                                      IV.

                              OVERVIEW OF THE PLAN

            The  following  summary  is a brief  overview  of  certain  material provisions  of the Plan.  It is  qualified  in its  entirety by reference to the provisions  of the  Plan,  which is  attached  hereto  as  Exhibit  "A," and the
Exhibits  thereto,  as amended from time to time, which are or will be available for inspection on the Debtor's website (www.whxcorp.com).

            The determination of the relative distributions to be received under the Plan by the holders of Allowed Claims and Allowed Preferred Equity Interests
in certain Classes was based upon, among other factors, estimates of the amounts of Allowed Claims and Allowed Preferred Equity Interests in such Classes and the relative  priorities  of  such  Allowed  Claims  and  Allowed  Preferred  Equity
Interests.  The  distributions  to be received  by holders of Allowed  Claims or
Allowed  Preferred  Equity  Interests in certain Classes could differ from these estimates if the  estimates,  despite the  Debtor's  best  efforts,  prove to be inaccurate.

            The "cramdown"  provisions of section 1129(b) of the Bankruptcy Code
permit   confirmation  of  a  chapter  11  plan  of  reorganization  in  certain circumstances even if the plan is not accepted by all impaired classes of Claims and Equity  Interests.  See Article VI Section D "Confirmation  and Consummation
Procedures  --  Requirements  of Section  1129(b) of the  Bankruptcy  Code." The
Debtor  intends to request  confirmation  of the Plan  pursuant to the  cramdown provisions of the  Bankruptcy  Code with respect to any impaired Class of Claims or Equity  Interests  that  rejects the Plan and reserves the right to amend the
Plan, if necessary, in connection therewith. If such request were granted by the
Bankruptcy  Court,  the  dissenting  Classes,  in  certain  cases,  may  receive alternative treatment under the Plan. Although the Debtor believes that the Plan can be confirmed under the cramdown  provisions of the Bankruptcy Code, there is no assurance that the requirements of such provisions would be satisfied.

A.          SUMMARY OF CLASSES AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

            1. CLASSIFIED CLAIMS

            The  Plan's  classification  of Claims  and  Equity  Interests,  the
Debtor's estimates regarding the aggregate amount of Claims that will be Allowed in each Class,  and the estimated  amount and nature of distributions to holders of  Allowed  Claims or  Allowed  Preferred  Equity  Interests  in each Class are

                                      -15-

summarized  in the table below.  In  accordance  with section  1123(a)(1) of the
Bankruptcy  Code,  Administrative  Claims and  Priority Tax Claims have not been classified.

            If the Plan is confirmed by the Bankruptcy  Court, each holder of an
Allowed Claim or Allowed Equity Interest in a particular  Class will receive the same  treatment  as the  other  holders  in the same  Class of  Claims or Equity
Interests,  whether or not such holder voted to accept the Plan.  Such treatment will be in exchange for and in full satisfaction, release and discharge of, such holder's respective Claims against or Equity Interests in the Debtor.  Moreover, upon confirmation,  the Plan will be binding on all holders of a Claim or Equity
Interest regardless of whether such holders voted to accept the Plan.

            THE ESTIMATED  AGGREGATE  CLAIM AMOUNTS SHOWN IN THE TABLE BELOW ARE
BASED UPON THE DEBTOR'S  PRELIMINARY REVIEW OF ITS BOOKS AND RECORDS AND REFLECT
THE DEBTOR'S  ESTIMATES  OF THE  AGGREGATE  AMOUNTS  THAT WILL BE ALLOWED  AFTER
RESOLUTION  OF ALL  DISPUTED  CLAIMS.  CERTAIN  OF THE  DISPUTED  CLAIMS  MAY BE
MATERIAL, AND THE TOTAL AMOUNT OF ALL CLAIMS,  INCLUDING DISPUTED CLAIMS, MAY BE
MATERIALLY  IN EXCESS  OF THE TOTAL  AMOUNT OF  ALLOWED  CLAIMS  ASSUMED  IN THE
DEVELOPMENT OF THE PLAN.

            THE  DEBTOR'S  $11.37  PER  SHARE  ESTIMATE  OF THE VALUE OF NEW WHX
COMMON STOCK HAS BEEN ASSUMED,  BASED UPON THE GOING CONCERN ENTERPRISE VALUE OF
NEW WHX,  AS SET  FORTH IN  "SECTION  V.E.  "NEW WHX -- VALUE OF NEW WHX." FOR A
DISCUSSION OF VARIOUS OTHER  FACTORS THAT COULD  MATERIALLY  AFFECT THE VALUE OF
NEW WHX COMMON STOCK  DISTRIBUTED ON THE EFFECTIVE DATE SEE "SECTION VIII.  RISK
FACTORS."  ALTHOUGH  THE  DEBTOR'S  MANAGEMENT  BELIEVES  THAT  THESE  VALUATION
ASSUMPTIONS ARE REASONABLE,  THERE IS NO ASSURANCE THAT THE NEW WHX COMMON STOCK
WILL HAVE THE VALUE ASSUMED  HEREIN.  SEE "SECTION VIII.  RISK FACTORS." NEW WHX
INTENDS TO APPLY TO LIST THE NEW WHX COMMON STOCK ON A NATIONAL EXCHANGE AS SOON
AS  PRACTICABLE  AFTER  THE  EFFECTIVE  DATE  WHEN  NEW WHX  MEETS  THE  LISTING
REQUIREMENTS.  HOWEVER,  THERE CAN BE NO ASSURANCE THAT THE NEW WHX COMMON STOCK
WILL EVER BE LISTED ON A NATIONAL EXCHANGE.  IF NEW WHX IS NOT ABLE TO LIST SUCH
SECURITIES ON A NATIONAL  EXCHANGE,  IT INTENDS TO COOPERATE WITH ANY REGISTERED
BROKER-DEALER  WHO MAY SEEK TO INITIATE PRICE  QUOTATIONS FOR THE NEW WHX COMMON
STOCK ON THE OTC BULLETIN BOARD.  AGAIN,  HOWEVER, NO ASSURANCE CAN BE MADE THAT
SUCH  SECURITIES  WILL BE  QUOTED  ON THE OTC  BULLETIN  BOARD OR THAT AN ACTIVE
TRADING MARKET WILL EXIST. THE COMMON STOCK OF THE DEBTOR CURRENTLY IS QUOTED ON
THE NEW YORK STOCK  EXCHANGE.  THE VALUE OF THE NEW WHX COMMON STOCK  ULTIMATELY
MAY BE SUBSTANTIALLY HIGHER OR LOWER THAN REFLECTED IN THE VALUATION ASSUMPTIONS
PROVIDED  IN THIS  DISCLOSURE  STATEMENT  BECAUSE OF A NUMBER OF OTHER  FACTORS,
INCLUDING  THOSE  DISCUSSED IN "SECTION VIII. RISK FACTORS." THE VALUE OF EQUITY
SECURITIES,  SUCH  AS  THE  NEW  WHX  COMMON  STOCK,  ISSUED  UNDER  A  PLAN  OF
REORGANIZATION  IS  SUBJECT  TO  NUMEROUS   UNFORESEEABLE   CIRCUMSTANCES   AND,
THEREFORE, CANNOT BE PREDICTED.

------------------------------------------------------------------------------------------------------------
     Class & Description                                         Treatment Under the Plan
------------------------------------------------------------------------------------------------------------

CLASS 1 -- PRIORITY NON-TAX CLAIMS (IF ANY):           UNIMPAIRED

Non-tax Claims, such as employee compensation          Allowed  Priority Non-Tax Claims are unimpaired
and benefits that do not exceed $4,650, that           by the Plan  and  will be paid in the  ordinary
are entitled to  priority under the Bankruptcy         course of the  Debtor's  business.  Holders  of
Code.                                                  Allowed  Class 1 Claims will not be entitled to
                                                       cast a ballot  with  respect  to the Plan  and,
                                                       instead,  will  conclusively  be deemed to have
                                                       accepted the Plan.

ESTIMATED AGGREGATE ALLOWED AMOUNT: $0.00              PERCENTAGE RECOVERY:  100%
------------------------------------------------------------------------------------------------------------

                                                 -16-

------------------------------------------------------------------------------------------------------------
     Class & Description                                         Treatment Under the Plan
------------------------------------------------------------------------------------------------------------

CLASS 2 -- SECURED CLAIMS (IF ANY):                    UNIMPAIRED

All Claims secured by a valid, perfected and           Class 2 Claims are  unimpaired  by the Plan and
enforceable Lien on any Asset of the Debtor.           will be treated in accordance with section 1124
                                                       of the  Bankruptcy  Code.  Holders  of  Allowed
                                                       Class 2 Claims  will not be entitled to vote on
                                                       the Plan,  and instead,  will be deemed to have
                                                       accepted the Plan.

ESTIMATED AGGREGATE ALLOWED AMOUNT: $0.00              PERCENTAGE RECOVERY:  100%
------------------------------------------------------------------------------------------------------------

CLASS 3 -- SENIOR NOTES CLAIMS:                        IMPAIRED

All Claims arising under or in connection              On the  Distribution  Date,  each  holder of an
with the Senior Notes Indenture.                       Allowed Senior Notes Claim will receive its Pro
                                                       Rata  Share  of  8,500,000  shares  of New  WHX
                                                       Common  Stock.  Class 3 Claims are  impaired by
                                                       the Plan and holders of Allowed  Class 3 Claims
                                                       will be  entitled  to vote to  accept or reject
                                                       the Plan.

ALLOWED AMOUNT: $96,664,295                            ESTIMATED PERCENTAGE RECOVERY: 100%
------------------------------------------------------------------------------------------------------------

CLASS 4 -- OTHER UNSECURED CLAIMS:                     IMPAIRED

All Claims against the Debtor that are not             On the  Distribution  Date,  each  holder of an
Administrative Claims, Priority Tax Claims,            Allowed Other Unsecured Claim will receive Cash
Priority Non-Tax Claims, Secured Claims or             in an amount equal to the amount of its Allowed
Senior Notes Claims.                                   Claim (i.e.,  the amount owed to such  creditor
                                                       as of the  Petition  Date)  Class 4 Claims  are
                                                       impaired  by the Plan and  holders  of  Allowed
                                                       Class  4  Claims  will be  entitled  to vote to
                                                       accept or reject the Plan.

ESTIMATED AGGREGATE ALLOWED AMOUNT:  $0.00             ESTIMATED PERCENTAGE RECOVERY: 100%
------------------------------------------------------------------------------------------------------------

                                                 -17-

------------------------------------------------------------------------------------------------------------
     Class & Description                                         Treatment Under the Plan
------------------------------------------------------------------------------------------------------------

CLASS 5 -- SERIES A PREFERRED EQUITY INTERESTS:        IMPAIRED

All shares or other instruments  evidencing a          On the Effective  Date, each and every Series A
preferred Series A stock ownership in the Debtor.      Preferred   Equity  Interest  in  WHX  will  be
                                                       cancelled   and   discharged    and,   on   the
                                                       Distribution  Date,  the  holder  thereof  will
                                                       receive its Pro Rata Share of 686,853 shares of
                                                       New WHX Common Stock (Collectively,  holders of
                                                       Class 5 and Class 6 Preferred  Equity Interests
                                                       will receive  their Pro Rata Share of 1,500,000
                                                       shares of New WHX Common Stock). Class 5 Series
                                                       A Preferred  Equity  Interests  are impaired by
                                                       the  Plan  and  holders  of  Allowed  Series  A
                                                       Preferred  Equity Interests will be entitled to
                                                       vote to accept or reject the Plan.

SERIES A SHARES OUTSTANDING:  2,573,926                ESTIMATED AGGREGATE VALUE OF RECOVERY:  $7,811,076
------------------------------------------------------------------------------------------------------------

CLASS 6 -- SERIES B PREFERRED EQUITY INTERESTS:        IMPAIRED

All shares or other instruments  evidencing a          On the Effective  Date, each and every Series B
preferred Series B stock ownership in the Debtor.      Preferred   Equity  Interest  in  WHX  will  be
                                                       cancelled   and   discharged    and,   on   the
                                                       Distribution  Date,  the  holder  thereof  will
                                                       receive its Pro Rata Share of 813,147 shares of
                                                       New WHX Common Stock (Collectively,  holders of
                                                       Class 5 and Class 6 Preferred  Equity Interests
                                                       will receive  their Pro Rata Share of 1,483,322
                                                       shares of New WHX Common Stock). Class 6 Series
                                                       B Preferred  Equity  Interests  are impaired by
                                                       the  Plan  and  holders  of  Allowed  Series  B
                                                       Preferred  Equity Interests will be entitled to
                                                       vote to accept or reject the Plan.

SERIES B SHARES OUTSTANDING:  2,949,000                ESTIMATED AGGREGATE VALUE OF RECOVERY:  $9,247,329
------------------------------------------------------------------------------------------------------------

CLASS 7 -- COMMON EQUITY INTERESTS:                    IMPAIRED

All shares or other instruments evidencing             On the  Effective  Date,  each and every Common
a stock ownership interest in the Debtor.              Equity Interest in the Debtor will be cancelled
                                                       and  discharged  and the  holder  thereof  will
                                                       receive no distribution under the Plan. Class 7
                                                       Common  Equity  Interests  are  impaired by the
                                                       Plan  and   holders  of  such   Common   Equity
                                                       Interests  will not be  entitled to vote on the
                                                       Plan  and,  instead,  will  be  deemed  to have
                                                       rejected the Plan.

SHARES OUTSTANDING: 5,485,856                          PERCENTAGE RECOVERY:  0%
------------------------------------------------------------------------------------------------------------

            2. ADMINISTRATIVE CLAIMS

            An  Administrative  Claim  with  respect  to which  notice  has been properly filed pursuant to the Plan will become an Allowed  Administrative Claim if no  objection  is filed  within  forty-five  (45) days after the deadline for filing and serving a notice of such Administrative  Claim specified in the Plan.
If an  objection is filed within such  forty-five-day  period (or any  extension thereof),  the Administrative Claim will become an Allowed  Administrative Claim

                                      -18-

only to the extent  allowed  by Final  Order or as agreed to by the  Debtor.  An
Administrative  Claim that is a Claim  under  sections  328,  330, or 503 of the
Bankruptcy  Code for  compensation  and  reimbursement  of expenses  incurred in connection  with the Chapter 11 Case (a "Fee Claim"),  and with respect to which an application or other request for  compensation or  reimbursement  of expenses incurred in connection  with the Chapter 11 Case of a Professional  Person under sections  328,  330,  or 503 of the  Bankruptcy  Code  has been  properly  filed pursuant to the Plan,  will become an Allowed  Administrative  Claim only to the extent  allowed by Final Order.  An  Administrative  Claim as to which no notice need be filed as set forth in the Plan will be an Allowed  Administrative  Claim on the Effective Date.

            Each holder of an Allowed  Administrative  Claim will receive (a) an amount  equal  to  such  holder's  Allowed  Claim  in one  Cash  payment  on the
Distribution  Date, or (b) such other treatment as may be agreed upon in writing by such holder and the Debtor;  provided,  however, that an Administrative Claim representing  a  liability  incurred in the  ordinary  course of business of the
Debtor  may be  paid,  at the  Debtor's  election,  in the  ordinary  course  of business.  All  Allowed  Administrative  Claims will be paid by, and will be the sole responsibility of, the Debtor.

            3. PRIORITY TAX CLAIMS

            Each holder of an Allowed  Priority Tax Claim will receive,  in full satisfaction of such holder's Allowed Priority Tax Claim, (a) the amount of such holder's Allowed  Priority Tax Claim,  with simple interest at the rate of 5.50%
per  annum or such  other  rate as the  Bankruptcy  Court may  determine  at the
Confirmation Hearing is appropriate, in equal annual Cash payments, beginning on the  Distribution  Date and continuing on each  anniversary of the  Distribution
Date,  until the  sixth  anniversary  of the date of  assessment  of such  Claim
(provided that, New WHX may prepay the balance of any such Allowed  Priority Tax
Claim at any time without  penalty);  (b) a lesser amount in one Cash payment as may be agreed upon in writing by such  holder and the Debtor;  or (c) such other treatment  as may be agreed upon in writing by such  holder and the Debtor.  The
Confirmation  Order  will  constitute  and  provide  for  an  injunction  by the
Bankruptcy  Court as of the Effective  Date against any holder of a Priority Tax
Claim from  commencing  or  continuing  any  action or  proceeding  against  any responsible  person  or  officer  or  director  of the  Debtor  or New WHX  that otherwise  would be liable to such holder for payment of a Priority Tax Claim so long as New WHX is not in default of its obligations  with respect to such Claim under the Plan.

            4. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

            (a) Assumed and Assigned if Not Rejected

            The Plan  constitutes  a motion  pursuant  to section  365(a) of the
Bankruptcy Code by WHX to assume and assign to New WHX, each and every executory contract and unexpired lease of the Debtor that has not been rejected or that is not being  rejected,  either  pursuant  to the Plan or by separate  motion.  The
Confirmation  Order will  constitute  the  Bankruptcy  Court's  approval of such assumptions  and  assignments  pursuant to section 365(a) of the Bankruptcy Code and findings by the Bankruptcy Court that (a) the requirements of section 365(b)
of the  Bankruptcy  Code have been  satisfied  with  respect to each assumed and assigned  contract and lease and that (b) each such assumption and assignment is in the best interests of the Debtor and its Estate.

            (b) Rejection of Executory Contracts and Unexpired Leases

            Pursuant  to  section  365(a)  of  the  Bankruptcy  Code,  the  Plan constitutes a motion to reject,  upon the occurrence of the Effective Date, each and every  executory  contract  and  unexpired  lease that is listed in the Plan
Schedules as being rejected  pursuant to the Plan. The  Confirmation  Order will constitute  the  Bankruptcy  Court's  approval  of such  rejections  pursuant to section 365(a) of the Bankruptcy Code and findings by the Bankruptcy  Court that
(a) the  requirements  of  section  365(a)  of the  Bankruptcy  Code  have  been satisfied with respect to each rejected executory contract or lease and that (b)
each such rejection is in the best interests of the Debtor and its Estate.

                                      -19-

            (c) Claims Arising from Rejection

            Each  creditor  holding a Claim  arising  from the  rejection  of an executory  contract  or  unexpired  lease must file a Claim with the  Bankruptcy
Court and serve on the Debtor as follows:  (a) in the case of an order approving such  rejection is entered prior to the  Confirmation  Date,  such Claim must be filed in  accordance  with such order but in no case more than  thirty (30) days after  the  Confirmation  Date;  (b) in the  case of an  executory  contract  or unexpired  lease  that is  rejected  under the Plan,  the Claim must be filed no later than thirty (30) days after the  Confirmation  Date; or (c) in the case an order approving such rejection is entered after the Confirmation Date, the Claim must be  filed in  accordance  with  such  order.  Any  Claim  arising  from the rejection of an executory contract or unexpired lease for which a proof of claim is not filed and served within such time will be forever  barred from  assertion and will not be enforceable against the Debtor, its Estate or its Assets. Unless otherwise ordered by the Bankruptcy Court, all such Claims that are timely filed as  provided  in the Plan will be treated as Other  Unsecured  Claims  under the
Plan.

            (d) Cure Payments

            Any claim for  amounts  owed  pursuant to section  365(b)(1)  of the
Bankruptcy Code or as a consequence of the Debtor's  assumption or assignment of an executory contract or lease (excluding claims arising from the assumptions of indemnification  obligations  pursuant  to the Plan)  must be  timely  filed and served as provided in the Plan.  Any Claim for amounts owed  pursuant to section
365(b)(1) of the Bankruptcy Code as a consequence of the Debtor's  assumption or assignment of an executory  contract or lease (excluding claims arising from the assumptions  of  indemnification  obligations  pursuant to the Plan) that is not filed and served within such time will be forever barred from assertion and will not be enforceable  against New WHX or its assets,  nor against the Debtor,  its
Estate or its Assets. Unless otherwise ordered by the Bankruptcy Court, all such
Claims for amounts owed pursuant to section  365(b)(1) of the Bankruptcy Code as a consequence of the Debtor's  assumption or assignment of an executory contract or lease  that are  timely  filed as  provided  in the Plan will be  treated  as
Administrative Claims.

            (e) Indemnification Obligations

            The  obligations  of  the  Debtor  to  indemnify,   defend,  advance
litigation expenses,  reimburse or limit the liability of any individual serving on and after the Petition Date as an employee, officer or director of the Debtor by reason of such  person's  service  in such  capacity  or as may be  otherwise provided in the Debtor's constituent documents,  in a written agreement with the
Debtor,  or pursuant to applicable  law, each as applicable,  will be treated as executory  contracts  that are being assumed and assigned to New WHX pursuant to
the  Plan  and  section  365(a)  of  the  Bankruptcy  Code.  Accordingly,   such
obligations  will  be  unimpaired  by the  Plan  irrespective  of  whether  such indemnification  is owed with  respect  to an act or event  occurring  before or after the Petition Date.

B.  PROVISIONS  GOVERNING  DISTRIBUTIONS  UNDER THE PLAN AND FOR  RESOLVING  AND
    TREATING CONTESTED CLAIMS

            1. POWERS AND DUTIES OF THE DISBURSING AGENT

            Pursuant  to  the  Plan,   the   Disbursing   Agent  will  make  all
distributions  under the Plan and will be empowered and directed to (a) take all steps and execute all instruments and documents  necessary to make distributions on account of Allowed Claims and Allowed  Preferred Equity  Interests;  (b) make distributions  contemplated  by the  Plan;  (c)  comply  with  the  Plan and the
Disbursement  Agent's  obligations  thereunder;  (d) employ,  retain, or replace professionals to represent it with respect to its  responsibilities;  (e) object to Claims and Equity  Interests  as specified in the Plan,  and  prosecute  such objections;  (f) make periodic  reports  regarding  the status of  distributions under the Plan to the  holders of Allowed  Claims and Allowed  Preferred  Equity
Interests  (such reports to be made available upon request to the holders of any

                                      -20-

Contested  Claim or Preferred  Equity  Interest);  and (g)  exercise  such other powers as may be  vested in the  Disbursing  Agent  pursuant  to an order of the
Bankruptcy Court or the Plan.

            2. NO FRACTIONAL SHARES

            No  fractional  shares of New WHX Common  Stock will be  distributed under the Plan.  When any  distribution  pursuant  to the Plan on  account of an
Allowed  Preferred  Equity Interest would otherwise  result in the issuance of a number of shares of New WHX Common Stock that is not a whole number,  the actual distribution  of shares of New WHX Common Stock will be rounded as follows:  (a)
fractions of one-half  (1/2) or greater will be rounded to the next higher whole number;  and (b)  fractions of less than  one-half  (1/2) will be rounded to the next lower whole number with no further payment or other distribution  therefor.
The total amount of authorized  shares of New WHX Common Stock to be distributed to holders of Allowed  Preferred  Equity Interests will be adjusted as necessary to account for the rounding.

            3. SURRENDER OF NOTES, INSTRUMENTS, AND SECURITIES

            Subject to the provisions of the Plan and the Confirmation Order, as a condition to receiving  distributions provided for by the Plan, each holder of a promissory note or other instrument  evidencing a Claim (other than the holder of a Senior Notes Claim) will  surrender such  promissory  note or instrument to the  Disbursing  Agent  within  sixty  (60)  days  of the  Effective  Date.  All promissory  notes and other  instruments  surrendered  pursuant to the preceding sentence will be marked  "Compromised and Settled only as provided in the Plan."
Except as set forth above or unless waived by the Disbursing  Agent,  any Person seeking  the  benefits  of being a holder of an  Allowed  Claim  evidenced  by a promissory  note or other  instrument  (other than the holder of a Senior  Notes
Claim),  that fails to surrender such promissory  note or other  instrument must
(a) establish the  unavailability of such promissory note or other instrument to the  reasonable  satisfaction  of the  Disbursing  Agent,  and  (b)  provide  an indemnity  bond in form and amount  acceptable to the  Disbursing  Agent holding harmless the Debtor and the Disbursing Agent from any damages,  liabilities,  or costs incurred a result of treating such Person as a holder of an Allowed Claim.
Thereafter,  such Person  will be treated as the holder of an Allowed  Claim for all purposes  under the Plan.  Notwithstanding  the  foregoing,  any holder of a promissory  note,  share  certificate,  or other  instrument  evidencing a Claim
(other than the holder of a Senior  Notes  Claim) that fails  within one year of the Effective Date to surrender to the Debtor such note or other  instrument or, alternatively,  fails to satisfy the requirements of the second sentence of this paragraph  will be deemed to have  forfeited  all rights and Claims  against the
Debtor and will not be entitled to receive any distribution under the Plan.

            4. EXPENSES  INCURRED ON OR AFTER THE  EFFECTIVE  DATE AND CLAIMS OF
               THE DISBURSING AGENT

            The amount of any expenses  incurred by the  Disbursing  Agent on or after  the  Effective  Date  (including,  but not  limited  to,  taxes)  and any
compensation  and  expenses  (including  any   post-confirmation   fees,  costs,
expenses,  or taxes) to be paid to or by the  Disbursing  Agent will be borne by
New WHX.  Professional  fees and expenses incurred by the Disbursing Agent after the Effective Date in connection with the  effectuation of the Plan will be paid by New WHX in the ordinary course of business.

            5. EXCULPATION OF THE DISBURSING AGENT

            Except as otherwise  provided in the Plan, the Disbursing  Agent, in its capacity as such, together with its officers, directors,  employees, agents, and  representatives  (acting  in that  capacity),  is,  pursuant  to the  Plan, exculpated by all holders of Claims,  holders of Equity Interests and parties in interest,  from any and all  Causes  of Action  including  other  assertions  of liability (such as breach of fiduciary duty) arising out of the discharge of the powers and duties  conferred  upon the  Disbursing  Agent by the Plan, any Final
Order of the Bankruptcy  Court entered  pursuant to or in the furtherance of the
Plan, or applicable  law, except for Causes of Actions solely arising out of the
Disbursing Agent's gross negligence, or willful misconduct. No holder of a Claim or an Equity Interest, or representative  thereof, will have or pursue any Cause of Action or claim (a) against the Disbursing Agent, in its capacity as such, or

                                      -21-

its officers, directors,  employees, agents, and representatives (acting in that capacity) for making  payments in accordance  with the Plan, or for  liquidating assets to make payments  under the Plan, or (b) against any holder of a Claim or an Equity Interest for receiving or retaining payments or transfers of assets as provided for by the Plan.  Nothing contained in the Plan will preclude or impair any  holder of an  Allowed  Claim or  Allowed  Preferred  Equity  Interest  from bringing an action in the Bankruptcy Court to compel the making of distributions contemplated  by the Plan on account of such Claim or Preferred  Equity Interest against the Debtor or New WHX.

            6. NO DISTRIBUTIONS PENDING ALLOWANCE

            Notwithstanding  any other  provision  of the Plan,  no  payment  or distribution will be made with respect to any Claim or Preferred Equity Interest unless  and until it  becomes  an  Allowed  Claim or  Allowed  Preferred  Equity
Interest.  Any distributions and deliveries to be made under the Plan on account of an Allowed  Claim or Allowed  Preferred  Equity  Interest will be made on the
Distribution Date with respect to such Allowed Claim or Allowed Preferred Equity
Interest,  as otherwise  provided  for in the Plan,  or as may be ordered by the
Bankruptcy  Court and will be made in accordance  with the provision of the Plan governing the class of Claims or Equity Interests to which such Allowed Claim or
Allowed Preferred Equity Interest belongs.

            7. OBJECTION DEADLINE

            As soon as  practicable,  but in no event later than sixty (60) days after the Effective Date (subject to being extended by the Bankruptcy Court upon motion  of the  Debtor  with  notice  and a  hearing),  objections  to Claims or
Preferred  Equity  Interests will be filed with the Bankruptcy  Court and served upon the holders of each of the Claims or  Preferred  Equity  Interests to which objections  are made;  provided,  that no objection may be filed with respect to any  Claim or  Preferred  Equity  Interest  that is  Allowed  on or  before  the
Effective Date.

            8. PROSECUTION OF OBJECTIONS

            Upon  occurrence of the Effective  Date,  only the Disbursing  Agent will have authority to file, litigate,  settle, or withdraw objections to Claims and Preferred Equity Interests.

            9. ESTIMATION OF CLAIMS

            The Disbursing Agent may, at any time and from time to time, request that the  Bankruptcy  Court  estimate any  Contested  Claim  pursuant to section
502(c) of the Bankruptcy Code  regardless of whether the Disbursing  Agent, or a
Committee  (as  applicable)  previously  objected to such Claim,  or whether the
Bankruptcy Court has ruled on any such objection,  and the Bankruptcy Court will retain  jurisdiction  to  estimate  any  Claim  at any  time  during  litigation concerning  any  objection  to any Claim,  including  during the pendency of any appeal  relating  to any  such  objection.  All of  the  objection,  estimation, settlement  and  resolution  procedures set forth in the Plan are cumulative and
not  necessarily  exclusive  of  one  another.   Claims  may  be  estimated  and
subsequently  compromised,  settled,  withdrawn  or  resolved  by any  mechanism approved by the Bankruptcy Court.

C.          EFFECT OF CONFIRMATION AND EFFECTIVENESS OF THE PLAN

            1. DEBTOR'S AUTHORITY

            Until the Effective  Date, the Bankruptcy  Court will retain custody and  jurisdiction of the Debtor and its Assets and operations.  On and after the
Effective  Date, the Debtor and its Assets and operations  will be released from the custody and jurisdiction of the Bankruptcy  Court,  except for those matters as to which the Bankruptcy Court  specifically  retains  jurisdiction  under the
Plan or the Confirmation  Order;  PROVIDED,  HOWEVER,  that the Cash and New WHX
Common Stock to be  distributed  pursuant to the Plan will remain subject to the jurisdiction  and custody of the Bankruptcy  Court until they are distributed or become unclaimed property as provided in the Plan.

                                      -22-

            2. VESTING OF ASSETS

            On the Effective  Date,  title to all Assets of the Debtor will vest in New WHX free and clear of all Liens, Causes of Action, Claims,  encumbrances,
Equity Interests,  and interests against, in, or on such Assets except as may be provided in the Plan.

            3. DISCHARGE OF THE DEBTOR

            Except as provided in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Equity  Interests  under the Plan will be in exchange  for and in complete  satisfaction,  discharge  and release  of all  Causes  of  Action  of any  nature  whatsoever  and all  Claims
(including  any  interest   accrued  thereon  since  the  Petition  Date),   and
termination of any Equity  Interests,  against the Debtor,  its Estate or any of its Assets or properties.  Except as otherwise  expressly  provided in the Plan, upon the  Effective  Date  and  immediately  after  cancellation  of the  Equity
Interests  of WHX,  the Debtor  will be deemed  discharged  and  released to the extent  permitted by section 1141 of the  Bankruptcy  Code from any and all such
Causes  of  Action,  and  Claims,  including  but not  limited  to  demands  and liabilities  that arose before the  Effective  Date,  and all debts,  Claims and
Causes of Action of the kind specified in section 502(g),  502(h),  or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed  filed under  section 501 of the  Bankruptcy  Code;  (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (c)
the holder of a Claim based upon such debt has accepted the Plan; and all Equity
Interests and other rights of holders of Equity  Interests in the Debtor will be terminated.  In accordance  with the foregoing,  except as provided in the Plan, the  Confirmation  Order will be a judicial  determination,  as of the Effective
Date and immediately  after the cancellation of the Equity Interests of WHX, but prior to the issuance of the New WHX Common Stock,  of a discharge of all Causes of  Action,  Claims and other  debts and  liabilities  against  the Debtor and a termination  of all Equity  Interests  and other rights of the holders of Equity
Interests  in the Debtor,  pursuant to sections  524 and 1141 of the  Bankruptcy
Code, and such discharge will void any judgment  obtained  against the Debtor at any time,  to the extent that such  judgment  relates to a  discharged  Cause of
Action  or  Claim  or  terminated  Equity  Interest;  PROVIDED,  HOWEVER,  that, notwithstanding  the  extinguishment  of any such  judgment,  the existence of a validly  entered  judgment  may be treated as evidence of the  entitlement  to a
Claim  in the  Chapter  11  Case,  which  Claim,  subject  to  other  applicable requirements,  will be satisfied by the distribution, if any, provided under the
Plan.

            4. INJUNCTION

            On the Effective Date,  except as otherwise  provided in the Plan or in the Confirmation Order, all Entities who have been, are, or may be holders of
Claims  against or Equity  Interests in the Debtor will be enjoined  from taking any of the following  actions against or affecting the Debtor,  its Estate,  its
Indemnitees  (which include the Debtor's directors and senior  executives),  its
Assets and property,  any direct or indirect successor in interest to the Debtor
(including New WHX), or any assets or property of such transferee or successor:

            (a)   commencing,  conducting, or continuing in any manner, directly or indirectly,  any suit,  action,  or other proceeding of any kind that was or could have been  pending as of the  Effective
                  Date;

            (b)   enforcing,   levying,  attaching,   collecting,  or  otherwise
                  recovering  by  any  manner  or  means  whether   directly  or
                  indirectly any judgment, award, decree or order;

            (c)   creating,  perfecting,  or otherwise  enforcing in any manner, directly or indirectly, any Lien;

            (d)   except  as  provided  in  the  Plan,   asserting  directly  or
                  indirectly any setoff, right of subrogation,  or recoupment of any kind; and

                                      -23-

            (e)   proceeding in any manner in any place whatsoever that does not conform to or comply  with the  provisions  of the Plan or the
                  settlements   set  forth  in  the  Plan  to  the  extent  such
                  settlements  have been  approved  by the  Bankruptcy  Court in connection with confirmation of the Plan.

            5. EXCULPATION

            From  and  after  the  Effective  Date,   neither  the  Debtor,  its
Affiliates,  any Committee,  nor any of their  respective  directors,  officers, employees, members, attorneys,  consultants, advisors and agents (acting in such capacity),  will have or incur any  liability to any Entity for any act taken or omitted to be taken in connection with the Debtor's restructuring, including the
formulation,  preparation,  dissemination,   implementation,   confirmation,  or
approval of the Plan,  the Plan  Documents,  the  Disclosure  Statement,  or any
contract,  instrument,  release or other agreement or document  provided for, or contemplated in connection  with, the consummation of the transactions set forth in the Plan;  PROVIDED,  HOWEVER,  that the foregoing provisions will not affect the  liability  of any Person that  otherwise  would result from any such act or omission to the extent that such act or omission is  determined in a Final Order to have constituted gross negligence or willful misconduct. Any of the foregoing parties in all respects will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

            6. LIMITED RELEASE OF DIRECTORS, OFFICERS, AND EMPLOYEES

            As of the Effective  Date,  the Debtor will be deemed to have waived and released its present and former  directors,  officers,  employees,  members, attorneys, consultants,  advisors, and agents (acting in such capacity) who were directors,  officers, employees, members, attorneys,  consultants,  advisors, or agents,  respectively,  at any time  during the Chapter 11 Case from any and all
Causes of Action of the Debtor,  including without limitation,  Causes of Action which  the  Debtor as the  debtor in  possession  otherwise  has legal  power to assert, compromise, or settle in connection with the Chapter 11 Case, arising on or prior to the Effective Date; provided, however, that the foregoing provisions will not operate as a waiver or release of (a) contractual  obligations  owed by such person to the  Debtor,  or (b) Causes of Action  relating to such  person's actions or  omissions  determined  in a Final  Order to have  constituted  gross negligence or willful misconduct.

            7. TRANSACTIONS ON THE EFFECTIVE DATE

            On the Effective Date, unless otherwise provided by the Confirmation
Order, the following will occur, will be deemed to have occurred  simultaneously and will constitute substantial consummation of the Plan:

            (a)   WHX will cease to exist;

            (b)   the New Charter and New Bylaws  will be  authorized,  approved and  effective in all respects  without  further  action under applicable law, regulation, order, or rule, including, without express or implied limitation,  any action by the stockholders or  directors  of WHX or New WHX;  except that the New Charter will be filed  with  the  Secretary  of State of the  State of
                  __________  on the  Effective  Date or as soon  thereafter  as practicable;

            (c)   the property transferred to New WHX will automatically vest in
                  New WHX  without  further  action on the part of the Debtor or any other Person;

            (d)   New WHX  Common  Stock  will be  authorized  for  issuance  as provided in the Plan; and

            (e)   all payments,  deliveries,  and other distributions to be made pursuant  to the Plan on or as soon as  practicable  after the
                  Effective Date will be made or duly provided for.

                                      -14-

            8. DISSOLUTION OF ANY COMMITTEE

            On the  Effective  Date,  any  Committee  will be dissolved  and its members  will  be  released  of  all  of  their  duties,  responsibilities,  and obligations in connection with the Chapter 11 Case.

            9. CANCELLATION OF INSTRUMENTS AND AGREEMENTS

            Upon the  occurrence  of the  Effective  Date,  except as  otherwise provided  herein or in the  Confirmation  Order,  all  agreements,  instruments, indentures,  notes, warrants,  options,  share certificates,  or other documents
(other than any insurance policy of the Debtor)  evidencing,  giving rise to, or governing  any Claim or Equity  Interest  will be deemed  cancelled and annulled without further act or action under any applicable  agreement,  law, regulation, order,  or rule,  and the  obligations  of the  Debtor  under  such  agreements, instruments,  indentures, notes, warrants, options, share certificates, or other documents will be discharged; PROVIDED, HOWEVER, that the Senior Notes Indenture will  continue in effect  solely for the purposes of (a) allowing the holders of the Senior  Notes  Claims to receive  their  distributions  under the Plan;  (b)
allowing the Indenture  Trustee to make the  distributions to be made on account of the Senior Notes;  and (c)  permitting  the Indenture  Trustee to recover the
Indenture Trustee Fees in accordance with the Plan.

            D. RETENTION OF JURISDICTION BY THE BANKRUPTCY COURT

            Notwithstanding   the  entry  of  the  Confirmation  Order  and  the
occurrence  of the  Effective  Date,  the  Bankruptcy  Court  will  retain  such jurisdiction  over the  Chapter 11 Case after the  Effective  Date so long as is legally permissible, including, but not limited to, jurisdiction to:

            1.    allow, disallow, determine,  liquidate, classify, estimate, or establish the priority or secured,  unsecured or  subordinated
                  status  of  any  Claim  or  Equity  Interest,   including  the
                  resolution  of any request  for payment of any  Administrative
                  Claim  and the  resolution  of any and all  objections  to the allowance or priority of Claims;

            2.    grant or deny any  applications  for  allowance and payment of any Fee Claim for  periods  ending on or before the  Effective
                  Date;

            3.    resolve any matters related to the assumption,  assumption and
                  assignment,   or  rejection  of  any  executory   contract  or
                  unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable and to hear,  determine and, if necessary, liquidate, any Claims arising therefrom;

            4.    ensure  that  distributions  to holders of Allowed  Claims and
                  Allowed  Preferred Equity Interests are accomplished  pursuant to the provisions of the Plan,  including ruling on any motion or other pleading filed pursuant to the Plan;

            5.    decide  or  resolve  any   motions,   adversary   proceedings,
                  contested or litigated  matters,  and any other  matters,  and grant or deny any  applications  involving  the  Debtor or the disbursing  agent  (which  will be New WHX or  another  entity appointed by New WHX to act as Disbursing Agent under the Plan
                  (the "DISBURSING  AGENT")) that may be pending on or commenced after the Effective Date;

            6.    enter  such  orders  as may be  necessary  or  appropriate  to implement or  consummate  the  provisions  of the Plan and all
                  contracts,   instruments,   releases,  indentures,  and  other
                  agreements or documents created in connection with the Plan or the Disclosure  Statement,  or to correct any defect, cure any omission, or reconcile any inconsistency therein;

            7.    resolve any cases, controversies,  suits, or disputes that may arise in connection with the consummation,  interpretation, or enforcement of the Plan, or any Person's  obligations incurred in connection  therewith,  or any other agreements  governing,

                                      -25-

                  instruments  evidencing,  or  documents  relating to the Plan, including the  interpretation  or  enforcement  of any rights, remedies, or obligations under the Plan;

            8.    issue  injunctions,  enter and implement other orders, or take such  other  actions as may be  necessary  or  appropriate  to restrain  interference  by any  entity  with  consummation  or enforcement of the Plan,  except as otherwise  provided in the
                  Plan;

            9.    enter  and   implement   such  orders  as  are   necessary  or
                  appropriate  if  the  Confirmation  Order  is for  any  reason modified, stayed, reversed, revoked, or vacated;

           10.    determine any other matters that may arise in connection  with
                  or  relate  to  the  Plan,  the  Disclosure   Statement,   the
                  Confirmation  Order,  or any  contract,  instrument,  release,
                  indenture,   or  other   agreement  or  document   created  in
                  connection with the Plan or this Disclosure Statement; and

           11.    enter a Final Decree as contemplated by Bankruptcy Rule 3022.

                                       V.

                                     NEW WHX

A.          CONTINUED CORPORATE EXISTENCE

            On the Effective  Date:  (1) New WHX will be  incorporated  and will exist thereafter as a separate  corporate  entity,  with all corporate powers in accordance with the laws of the State of __________, the New Charter and the New
Bylaws; and (2) WHX will cease to exist as a separate corporate entity.

            1. NEW WHX CHARTER AND BYLAWS

            (a) Common Stock

            Pursuant  to the New  Charter,  New WHX will have  authorized  [___]
million  shares of New WHX Common  Stock of which  [10,000,000]  shares  will be issued under the Plan and outstanding.

            Pursuant to the New Charter, holders of New WHX Common Stock will be entitled to [___].

            (b) Voting Rights

            [To come]

            STOCKHOLDER ACTION AND SPECIAL MEETINGS OF STOCKHOLDERS

            [To come]

            ADVANCE NOTICE  REQUIREMENTS FOR STOCKHOLDER  PROPOSALS AND DIRECTOR
            NOMINATIONS

            [To come]

            2. GOVERNANCE

            Upon the  occurrence of the  Effective  Date and except as expressly provided in the Plan,  the  management,  control and  operation  of New WHX will become the general  responsibility  of the New WHX Board,  as constituted in the
Plan and pursuant to the New Charter and the New Bylaws.  On the Effective Date,

                                      -26-

New WHX's executive officers and its initial board of directors will be composed of the same  individuals  listed in the chart below that served as the  Debtor's executive  officers  and  directors  immediately  prior to the  Effective  Date.
Immediately following the occurrence of the Effective Date, the terms and manner of selection of executive  officers and directors of New WHX will be as provided in the New Bylaws and the New Charter.

            3. EXECUTIVE OFFICERS AND DIRECTORS

                        The following table provides  information  regarding the
Debtor's existing executive officers and directors.

                   NAME                      POSITION                              AGE
                   ----                      --------                              ---
            Neil D. Arnold        Director and Executive Chairman of the Board     56
            Robert A. Davidow     Director                                         62
            William Goldsmith     Director                                         85
            Louis Klein Jr.       Director                                         68
            Howard Mileaf         Director                                         67
            Marvin L. Olshan      Director                                         76
            Garen W. Smith        Director                                         61
            Stewart E. Tabin      Director and President                           48
            Neale X. Trangucci    Director and Chief Executive Officer             47
            Raymond S. Troubh     Director                                         77
            Robert K. Hynes       Chief Financial Officer                          50
            Daniel P. Murphy      President, H&H                                   43

            NEIL D. ARNOLD has served as a director on WHX's board of  directors since 1992 and as Executive Chairman of the board since February 2004. He was an officer of WPN Corp.,  a financial  consulting  company,  from August 2001 until
January 2004. Mr. Arnold was also a private  investor from May 1999 until August
2001.  He was Group  Finance  director of Lucas Varity plc from December 1996 to
May 1999.

            ROBERT  A.  DAVIDOW  has  served  as a  director  on WHX's  board of directors  since 1992. He was been a private  investor  since January 1990.  Mr.
Davidow is also a director of Arden Group, Inc., a supermarket holding company.

            WILLIAM  GOLDSMITH  has  served  as a  director  on  WHX's  board of directors  since 1987.  Mr.  Goldsmith has served as a management  and marketing consultant since 1984. He has been Chairman of Nucon Energy Corp. since 1997 and of TMP,  Inc.  from January 1991 to 1993.  Mr.  Goldsmith was Chairman and Chief
Executive Officer of Overspin Golf Corp. from 1993 to 1997. He was also Chairman and Chief  Executive  Officer of Fiber Fuel  International,  Inc.,  from 1994 to
1997. Mr. Goldsmith has been a Life Trustee to Carnegie Mellon  University since
1980. He has been a director of Skidaway  Health and Living  Services Inc. since
2002.

            LOUIS KLEIN JR. has served as a director on WHX's board of directors since 2002. He has been a trustee of Manville  Personal Injury  Settlement Trust since  1991.  Mr.  Klein  has  also  been a  trustee  of WT  Mutual  Fund and WT
Investment Trust I (Wilmington Trust) since 1998.

            HOWARD  MILEAF has served as a director on WHX's board of  directors since 2002 and as a consultant  since 2001.  He was Vice  President  and General
Counsel of WHX from 1993 to 2001. Mr. Mileaf is also a director of  WebFinancial
Corporation and Neuberger Berman Mutual Funds.

            MARVIN  L.  OLSHAN  has  served  as a  director  on  WHX's  board of directors  since  1991.  He  is a  retired  partner  of  Olshan  Grundman  Frome
Rosenzweig & Wolosky LLP who retains the title of Counsel. Olshan Grundman Frome
Rosenzweig  & Wolosky LLP is  applying  with the Court to be retained as special corporate counsel of the Debtor.

                                      -27-

            GAREN W. SMITH has served as a director on WHX's board of  directors since 2002. He has been  Chairman of the Board of H&H since 2003.  Mr. Smith has been Vice  President,  Secretary and Treasurer of Abundance  Corp., a consulting company that  provides  services to WHX,  since 2002. He was President and Chief
Executive Officer of Unimast Incorporated from 1991 to 2002.

            STEWART  E.  TABIN  has  served  as a  director  on  WHX's  board of directors since 2004 and as President since February 2004. He has been a general partner of Stonehill  Partners,  L.P. for in excess of the past five years.  Mr.
Tabin was also  Vice-President  of WPN Corp.  from February 1990 through January
2004.

            NEALE X.  TRANGUCCI  has  served  as a  director  on WHX's  board of directors since 2004 and as Chief Executive  Officer since February 2004. He has been a general  partner of  Stonehill  Partners,  L.P. for in excess of the past five years.  Mr.  Trangucci was also  Vice-President  of WPN Corp. from February
1990 through January 2004.

            RAYMOND  S.  TROUBH  has  served  as a  director  on WHX's  board of directors  since  1992.  He has been a financial  consultant  for more than five years. Mr. Troubh is also a director of Diamond Offshore Drilling, Inc., General
American Investors Company,  Gentiva Health Services, Inc. and Triarc Companies,
Inc., a holding company,  and Portland General Electric Company. Mr. Troubh is a
trustee of the Petrie Stores Liquidating Trust.

            ROBERT K. HYNES has served as a Chief Financial Officer of WHX since
January 2003.  Mr. Hynes has been the Vice President of H&H since March 2000. He also served as Vice  President of Finance of WHX from June 2001 through  January
2003. He was a director of Audit and Financial  Standards of H&H from April 1995 through March 2000.

            DANIEL P. MURPHY has served as President of H&H since February 2003.
He was Vice  President  of H&H  Engineered  Materials  Group from  January  2002 through February 2003. Mr. Murphy was President of Olympic  Manufacturing Group,
Inc. from February 1994 through December 2001.

            4. EMPLOYMENT AGREEMENTS

            Mr. Neil Arnold became the Debtor's Executive Chairman pursuant to a two-year  employment  agreement  dated  February 1, 2004,  which  agreement  was amended and restated on March _, 2005, and which will be automatically  extended for  successive  two-year  periods  unless  earlier  terminated  pursuant to the provisions of such agreement.  The agreement provides for an annual salary of no less than $450,000, an annual bonus to be awarded as may be determined by and in the sole discretion of the WHX board of directors and,  pursuant to the March _,
2005  amendment,  the  payment  of a  $250,000  bonus  upon  entry  of an  order confirming  a chapter 11 plan filed by the Debtor.  In the event that either (i)
the  agreement  is  terminated  by us other than with  cause,  or (ii) he elects termination  following  a material  diminution  in his  position  or a change in control of WHX,  Mr.  Arnold will  receive a payment of twice the base salary in effect at the time of termination.

            Mr. Robert K. Hynes became Vice President-Finance of WHX pursuant to a one-year employment  agreement dated July 1, 2001, which agreement was amended and  restated  on March _,  2005,  and  which has been and will  continue  to be automatically extended for successive one-year periods unless earlier terminated pursuant to the  provisions of such  agreement.  Mr. Hynes was promoted to Chief
Financial  Officer in January 2003. The agreement  provides for an annual salary to Mr. Hynes of no less than  $200,000,  an annual bonus to be awarded as may be determined  by and in the sole  discretion  of the WHX board of  directors.  Mr.
Hynes was  granted  bonuses  of  $75,000  in each of 2004 and 2003 for  services performed in the prior year.  In the event that his  employment is terminated by us other than with cause,  Mr.  Hynes will  receive a payment of one year's base salary at the highest rate in effect for the twelve  preceding months plus bonus plan and compensation accrued.

            Mr. Stewart E. Tabin became  President of WHX pursuant to a two-year employment  agreement  dated February 1, 2004,  which  agreement was amended and restated on March _, 2005, which will be  automatically  extended for successive

                                      -28-

two-year  periods unless earlier  terminated  pursuant to the provisions of such agreement. The agreement provides for an annual salary of no less than $500,000, an annual bonus to be awarded as may be determined by and in the sole discretion of the WHX board of directors and, pursuant to the March _, 2005 amendment,  the payment of a $250,000 bonus upon entry of an order  confirming a chapter 11 plan filed by the Debtor. In the event that either (i) the agreement is terminated by us other than with  cause,  or (ii) he elects  termination  following a material diminution in his position or a change in control of WHX, Mr. Tabin will receive a payment of twice the base salary in effect at the time of termination.

            Mr.  Neale  X.  Trangucci  became  Chief  Executive  Officer  of WHX pursuant  to a two-year  employment  agreement  dated  February  1, 2004,  which agreement was amended and restated on March _, 2005, which will be automatically extended for successive  two-year periods unless earlier terminated  pursuant to the provisions of such agreement. The agreement provides for an annual salary of no less than $550,000, an annual bonus to be awarded as may be determined by and in the sole discretion of the WHX board of directors and,  pursuant to the March
_, 2005  amendment,  the  payment  of a  $250,000  bonus  upon entry of an order confirming  a chapter 11 plan filed by the Debtor.  In the event that either (i)
the  agreement  is  terminated  by us other than with  cause,  or (ii) he elects termination  following  a material  diminution  in his  position  or a change in control of WHX, Mr. Trangucci will receive a payment of twice the base salary in effect at the time of termination.

B.          PROJECTED FINANCIAL INFORMATION

            The  Debtor  has  prepared  consolidated   projected  operating  and
financial  results (the  "PROJECTIONS")  for the years ending December 31, 2008, which are attached to this Disclosure  Statement as Exhibit "D." The Projections include (1) a pro-forma  reorganized  balance sheet at July 31, 2005,  including estimated  reorganization  and fresh-start  adjustments;  (2) projected  balance sheets for the fiscal years ended December 31, 2005,  2006,  2007, and 2008; (3)
projected income  statements for the fiscal years ended December 31, 2005, 2006,
2007, and 2008; and (4) projected  statements of cash flows for the fiscal years ended December 31, 2005, 2006, 2007, and 2008.

THE PROJECTIONS  ATTACHED TO THIS  DISCLOSURE  STATEMENT AS EXHIBIT "D" WERE NOT
PREPARED TO COMPLY WITH THE  GUIDELINES  FOR  PROSPECTIVE  FINANCIAL  STATEMENTS
PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC  ACCOUNTANTS  ("AICPA").
THE DEBTOR'S  INDEPENDENT  ACCOUNTANTS  HAVE  NEITHER  EXAMINED NOR COMPILED THE
ACCOMPANYING  PROJECTIONS AND ACCORDINGLY DO NOT EXPRESS AN OPINION OR ANY OTHER
FORM OF ASSURANCE WITH RESPECT TO THE PROJECTIONS,  ASSUME NO RESPONSIBILITY FOR
THE PROJECTIONS AND DISCLAIM ANY ASSOCIATION  WITH THE  PROJECTIONS.  EXCEPT FOR
PURPOSES OF THIS DISCLOSURE  STATEMENT,  THE DEBTOR DOES NOT PUBLISH PROJECTIONS
OF ITS ANTICIPATED  FINANCIAL POSITION OR RESULTS OF OPERATIONS.  THE DEBTOR AND
NEW WHX DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THESE PROJECTIONS TO REFLECT
EVENTS OR  CIRCUMSTANCES  EXISTING OR ARISING AFTER THE DATE OF THIS  DISCLOSURE
STATEMENT OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE DEBTOR  BELIEVES THAT THE PROJECTIONS ARE BASED ON ESTIMATES AND ASSUMPTIONS
THAT ARE REASONABLE. THE ESTIMATES AND ASSUMPTIONS MAY NOT BE REALIZED, HOWEVER,
AND ARE INHERENTLY  SUBJECT TO SIGNIFICANT  BUSINESS,  ECONOMIC AND  COMPETITIVE
UNCERTAINTIES AND CONTINGENCIES,  MANY OF WHICH ARE BEYOND THE DEBTOR'S CONTROL.
NO  REPRESENTATIONS  CAN BE OR ARE MADE AS TO WHETHER THE ACTUAL RESULTS WILL BE
WITHIN THE RANGE SET FORTH IN ITS PROJECTIONS.  SOME ASSUMPTIONS INEVITABLY WILL
NOT MATERIALIZE,  AND EVENTS AND CIRCUMSTANCES  OCCURRING SUBSEQUENT TO THE DATE
ON WHICH THE PROJECTIONS  WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED,  OR

                                      -29-

MAY BE  UNANTICIPATED,  AND THEREFORE MAY AFFECT FINANCIAL RESULTS IN A MATERIAL
AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS,  THEREFORE, MAY NOT BE RELIED UPON
AS A GUARANTEE  OR OTHER  ASSURANCE OF THE ACTUAL  RESULTS THAT WILL OCCUR.  SEE
"SECTION VIII. RISK FACTORS."

C.          VALUE OF NEW WHX

            In conjunction with formulating the Plan, the Debtor determined that it was  necessary to estimate the  post-confirmation  going  concern  enterprise value for New WHX. Accordingly, the Debtor, with Jefferies' assistance, prepared such a valuation.

            Three methodologies were used to derive the reorganization  value of
New WHX based on the  Projections:  (1) a  comparison  of WHX and its  projected performance to how the market values comparable  companies,  (2) a comparison of
WHX and its projected performance to values of comparable companies in precedent transactions,  and (3) a calculation of the present value of the free cash flows under the Projections,  including an assumption for a Terminal Value (as defined below).

            The  market-based  approaches  involve  identifying  (a) a group  of publicly traded  companies  whose  businesses or product lines are comparable to those of WHX as a whole or to significant portions of WHX's operations,  and (b)
comparable  precedent  transactions,  and then  calculating  ratios  of  various financial  results or  statistics  to the market  values of these  companies  or transactions.  The ranges of ratios derived are then applied to WHX's historical and  projected  financial  results  or  statistics  to derive a range of implied values.  The discounted cash flow approach  involves deriving the unlevered free cash flows that WHX would generate assuming the projections were realized. These cash  flows and  various  estimated  values  of WHX at the end of the  projected period  are  discounted  to the  present at WHX's  estimated  post-restructuring weighted average cost of capital to determine the enterprise value of WHX.

            ESTIMATES  OF  VALUE DO NOT  PURPORT  TO BE  APPRAISALS  NOR DO THEY
NECESSARILY  REFLECT  THE VALUE THAT MAY BE  REALIZED  IF ASSETS  ARE SOLD.  THE
ESTIMATES OF VALUE REPRESENT HYPOTHETICAL REORGANIZED ENTERPRISE VALUES ASSUMING
THE   IMPLEMENTATION   OF  THE  BUSINESS  PLAN  AS  WELL  AS  OTHER  SIGNIFICANT
ASSUMPTIONS.  SUCH ESTIMATES  WERE DEVELOPED  SOLELY FOR PURPOSES OF FORMULATING
AND NEGOTIATING A PLAN OF REORGANIZATION AND ANALYZING THE PROJECTED  RECOVERIES
THEREUNDER.

            Based upon the methods  described  above,  the estimated  enterprise value for New WHX at the Effective  Date is between $210 and $242 million.  From and after the Effective  Date, the New WHX's funded  indebtedness is expected to average  approximately  $115  million.  After  deducting  this  amount  from the estimated  enterprise  value,  the total equity value of New WHX is likely to be between $95 million and $127 million,  with $113.7  million used as the Debtor's estimate of the total equity value at the Effective Date.

            THE ESTIMATED  ENTERPRISE  VALUE IS HIGHLY  DEPENDENT UPON ACHIEVING
THE  FUTURE  FINANCIAL  RESULTS  SET  FORTH  IN THE  PROJECTIONS  AS WELL AS THE
REALIZATION OF CERTAIN OTHER ASSUMPTIONS, NONE OF WHICH ARE GUARANTEED.

            THE VALUATIONS SET FORTH HEREIN REPRESENT  ESTIMATED  REORGANIZATION
VALUES AND DO NOT NECESSARILY  REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC
OR PRIVATE  MARKETS.  THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT
TO BE AN ESTIMATE OF THE  POST-REORGANIZATION  MARKET VALUE. SUCH VALUE, IF ANY,
MAY BE MATERIALLY  DIFFERENT FROM THE REORGANIZED EQUITY VALUE RANGES ASSOCIATED
WITH THE VALUATION ANALYSIS.

D.          SUMMARY OF TERMS OF NEW WHX COMMON STOCK TO BE ISSUED ON THE
            EFFECTIVE DATE

            The capital stock of New WHX will consist of [___] authorized shares of New WHX Common  Stock,  par value  $[0.01] per share,  of which  [10,000,000]

                                      -30-

shares will be issued and  outstanding  on the  Effective  Date as follows:  (a)
8,500,000  shares to holders of Allowed  Claims in Class 3 (Senior Note Claims);
(b) 686,853 shares to holders of Allowed  Equity  Interests in Class 5 (Series A
Preferred Equity Interests); and (c) 813,147 shares to holders of Allowed Equity
Interests in Class 6 (Series B Preferred  Equity  Interests)  (see "Section 4.A.
Overview  of the  Plan--Summary  of Classes and  Treatment  of Claims and Equity
Interests").  After the Effective Date, New WHX may issue  additional  shares of
New WHX Common Stock under the  provisions  of the New Charter,  the New Bylaws, and applicable  law. The holders of New WHX Common Stock will be entitled to one vote per  each  share  held of  record  on all  matters  submitted  to a vote of shareholders.

                                      VI.

                    CONFIRMATION AND CONSUMMATION PROCEDURES

            As  described  more  fully  below,   in  addition  to  the  explicit
conditions precedent to confirmation and effectiveness that are contained in the
Plan, the  Bankruptcy  Court will confirm the Plan only if it (1) is accepted by all  impaired  Classes of Claims  and Equity  Interests  or, if  rejected  by an impaired Class, that the Plan "does not discriminate  unfairly" and is "fair and equitable" as to such Class; (2) is feasible; and (3) is in the "best interests"
of creditors and stockholders that are impaired under the Plan.

A.          CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN

            It is a condition to  confirmation of the Plan that the Clerk of the
Bankruptcy  Court will have entered the  Confirmation  Order which,  among other things, will:

            1.     authorize  and  approve  in all  respects  the  Plan  and all transactions contemplated thereby or in connection therewith, including  but not  limited  to (a) the New  Charter  and New
                   Bylaws; (b) the issuance of the New WHX Common Stock; (c) the assumption  and  assignment  of all  executory  contracts and unexpired  leases  that the  Debtor  may seek to  assume  and assign under the Plan; and (d) the rejection of all unexpired leases and  executory  contracts  that the Debtor may seek to reject under the Plan; and

            2.     be in form and substance and contain findings and conclusions in support of  confirmation  of the Plan that are  reasonably satisfactory to the Debtor.

B.          CONDITIONS  PRECEDENT TO THE OCCURRENCE OF THE EFFECTIVE DATE

            It is a condition to the  occurrence of the Effective  Date that the following will have occurred on or before July 31, 2005:

            1.     the  Confirmation  Order  will have been (a)  entered  by the
                   Bankruptcy Court, and (b) become a Final Order;

            2.     all  necessary  and material  consents,  authorizations,  and
                   approvals,   including,  without  limitation,   consents  and
                   authorizations under each Plan Document, will have been given or waived for the transfers and transactions described in the
                   Plan,  including,   without  limitation,   the  transfers  of
                   property  and  the  payments   described  in  the  Plan,   as
                   applicable;

            3.     the  Debtor  shall  have  purchased  directors  and  officers liability insurance for New WHX in form, substance and amount that  is  reasonably  acceptable  to  the  initial  board  of directors of New WHX; and

            4.     the Debtor will have  executed and  delivered  all  documents necessary  to  effectuate  the  issuance  of New  WHX  Common
                   Shares.

                                      -31-

C.          REQUIREMENTS OF SECTION 1129(A) OF THE BANKRUPTCY CODE

            The  following  requirements  must be satisfied  pursuant to section
1129(a)  of the  Bankruptcy  Code  before  the  Bankruptcy  Court may  confirm a reorganization plan:

            1.     The plan  complies  with  the  applicable  provisions  of the
                   Bankruptcy Code;

            2.     The  proponent  of  a  plan  complies  with  the   applicable
                   provisions of the Bankruptcy Code;

            3.     The plan has been proposed in good faith and not by any means forbidden by law;

            4.     Any  payment  made  or to be made  by the  proponent,  by the debtor  or  by  a  person  issuing  securities  or  acquiring property under a plan, for services or for costs and expenses in or in connection  with the case,  in  connection  with the plan and  incident to the case,  has been  approved by, or is
                   subject  to  the  approval  of,  the   Bankruptcy   Court  as
                   reasonable;

            5.     The  proponent  of a plan  has  disclosed  the  identity  and affiliations  of any  individual  proposed  to  serve,  after confirmation  of the plan,  as a director,  officer or voting
                   trustee  of  the   debtor,   an   affiliate   of  the  debtor
                   participating  in a joint plan with the debtor or a successor to the debtor under the plan;

            6.     The  proponent of the plan has  disclosed the identity of any insider (as defined in section  101 of the  Bankruptcy  Code)
                   that will be employed or retained by the  reorganized  debtor and the nature of any compensation for such insider;

            7.     Any governmental regulatory commission with jurisdiction over the rates of the debtor has approved any rate change provided for in the plan, or such rate change is expressly conditioned on such approval;

            8.     With respect to each impaired class of claims or interests --

                   (a)   each  holder of a claim or  interest  of such class (a)
                         has  accepted  the plan;  or (b) will receive or retain
                         under the plan on  account  of such  claim or  interest
                         property of a value,  as of the  effective  date of the
                         plan, that is not less than the amount that such holder
                         would  so  receive   or  retain  if  the  debtor   were
                         liquidated  under chapter 7 of the  Bankruptcy  Code on
                         such date; or

                   (b)   if section 1111(b)(2) of the Bankruptcy Code applies to
                         the claims of such class due to its  election to retain
                         a lien,  each  holder  of a claim  of such  class  will
                         receive  or retain  under the plan on  account  of such
                         claim property of a value,  as of the effective date of
                         the plan,  that is not less the value of such  holder's
                         interest in the estate's  interest in the property that
                         secures such claims;

            9.     With respect to each class of claims or interests  such class has (a) accepted the plan;  or (b) such class is not impaired
                   under  the  plan  (subject  to  the   "cramdown"   provisions
                   discussed  below;  see  "Section  XIII.C.4.  Requirements  of
                   Section 1129(b) of the Bankruptcy Code");

           10.     Except to the extent  that the holder of a  particular  claim has agreed to a different  treatment of such claim,  the plan provides that:

                   (a)   with respect to a claim of a kind specified in sections
                         507(a)(1) and 507(a)(2) of the Bankruptcy  Code, on the
                         effective  date of the  plan,  the  holder of the claim
                         will receive on account of such claim cash equal to the
                         allowed amount of such claim;

                                      -32-

                   (b)   with respect to a class of claim of the kind  specified
                         in sections 507(a)(3),  507(a)(4), 507(a)(5), 507(a)(6)
                         or 507(a)(7) of the Bankruptcy  Code,  each holder of a
                         claim of such class will  receive (A) if such class has
                         accepted the plan,  deferred  cash payments of a value,
                         on the effective date of the plan, equal to the allowed
                         amount  of such  claim;  or (B) if such  class  has not
                         accepted the plan,  cash on the  effective  date of the
                         plan equal to the allowed amount of such claim; and

                  (c)    with  respect  to  a  priority  tax  claim  of  a  kind
                         specified in section  507(a)(8) of the Bankruptcy Code,
                         the  holder of such  claim  will  receive on account of
                         such claim  deferred cash  payments,  over a period not
                         exceeding  six years  after the date of  assessment  of
                         such claim, of a value, as of the effective date of the
                         plan, equal to the allowed amount of such claim.

            11.   If a class of claims is impaired  under the plan, at least one class of claims that is impaired  under the plan has  accepted the plan,  determined  without including any acceptance of the plan  by any  "insider,"  as  defined  in  section  101 of the
                  Bankruptcy Code;

            12.   Confirmation  of the plan is not likely to be  followed by the liquidation, or the need for further financial reorganization, of the debtor or any  successor  to the debtor under the plan, unless such liquidation or  reorganization  is proposed in the plan;

            13.   All fees payable  under 28 U.S.C.  section 1930, as determined by the Bankruptcy  Court at the hearing on confirmation of the plan,  have been paid or the plan  provides for the payment of all such fees on the effective date of the plan; and

            14.   The plan  provides for the  continuation  after its  effective date of  payment  of all  retiree  benefits,  as that  term is defined in section 1114 of the  Bankruptcy  Code, at the level established pursuant to subsection (e)(1)(B) or (g) of section
                  1114 of the Bankruptcy Code, at any time prior to confirmation of the plan,  for the  duration  of the  period the debtor has obligated itself to provide such benefits.

            The  Debtor   believes  that  the  Plan  meets  all  the  applicable
requirements  of  section  1129(a)  of the  Bankruptcy  Code  other  than  those pertaining to voting, which has not yet taken place.

D.          BEST INTERESTS OF CREDITORS

            The Bankruptcy Code requires that any holder of an impaired claim or interest  voting against a proposed plan of  reorganization  must be provided in the plan with a value,  as of the effective  date of the plan, at least equal to the  value  that the  holder  would  receive  if the  debtor's  operations  were terminated and its assets  liquidated under chapter 7 of the Bankruptcy Code. To determine what the holders of Claims and Equity Interests in each impaired Class would receive if the Debtor was liquidated,  the Bankruptcy Court must determine the dollar  amount that would be generated  from a  liquidation  of the Debtor's
Assets in the context of a hypothetical  liquidation.  Such a determination must take into account the fact that secured Claims,  and any  Administrative  Claims resulting from the original Chapter 11 Case and from the chapter 7 cases,  would have to be paid in full from the  liquidation  proceeds  before  the  balance of those  proceeds  were  made  available  to  pay  unsecured  creditors  and  make distributions to holders of Equity Interests.

            Set forth in Exhibit "B" hereto,  is an  analysis  developed  by WHX that  assumes  that the Chapter 11 Case is converted to a chapter 7 case and the
Debtor's   Assets  are   liquidated   under  the   direction   of  a  Bankruptcy
Court-appointed  trustee.  THE LIQUIDATION  VALUATIONS HAVE BEEN PREPARED SOLELY
FOR USE IN THIS  DISCLOSURE  STATEMENT  AND DO NOT  REPRESENT  VALUES  THAT  ARE
APPROPRIATE  FOR ANY  OTHER  PURPOSE.  NOTHING  CONTAINED  IN THIS  ANALYSIS  IS
INTENDED TO BE OR CONSTITUTES A CONCESSION BY OR ADMISSION OF THE DEBTOR FOR ANY

                                      -33-

PURPOSE. The assumptions used in developing this analysis are inherently subject to significant  uncertainties and  contingencies,  many of which would be beyond the control of the Debtor or a chapter 7 trustee.  Accordingly,  there can be no assurances that the values assumed in the liquidation analysis would be realized if the Debtor was actually liquidated.  In addition,  any liquidation would take place in the future at which time circumstances may exist which cannot presently be predicted.  A description of the procedures  followed and the assumptions and qualifications  made by WHX in connection with the liquidation  analysis are set forth in the notes thereto.

            After consideration of the effect that a chapter 7 liquidation would have  on the  ultimate  proceeds  available  for  distribution  to the  Debtor's creditors and equity  interest  holders,  including  (a) the increased  cost and expenses of liquidation under chapter 7 arising from fees payable to the chapter
7 trustee and the attorneys and other professional advisors to such trustee; (b)
additional expenses and claims (including any that might be asserted by the PBGC in  connection  with any  action  it might  pursue  or  claim it may  assert  in connection  with the WHX  Pension  Plan),  some of which  would be  entitled  to priority,  which  would  be  generated  during  the  liquidation,  and  from the rejection of unexpired  leases and executory  contracts in  connection  with the cessation of the  operations  of the WHX Group;  (c) the erosion of the value of the Debtor's  Assets in the context of an expedited  liquidation  required under chapter 7 and the "forced sale"  atmosphere that would prevail;  (d) the adverse effects on the salability of portions of the business that could result from the possible  departure of key employees and the loss of customers and vendors;  (e)
the cost and expense attributable to the time value of money resulting from what is likely to be a more  protracted  proceeding;  and (f) the  application of the rule of  absolute  priority to  distributions  in a chapter 7  liquidation,  the
Debtor has determined that  confirmation of the Plan will provide each holder of a Claim or Equity  Interest in an impaired Class entitled to vote with a greater recovery than such holder would have received  under a chapter 7 liquidation  of the Debtor.

E.          FEASIBILITY

            The  Debtor  believes  that  New WHX  will be  able to  perform  its obligations  under the Plan and continue to operate its business without further financial reorganization or liquidation.  In connection with confirmation of the
Plan,  the  Bankruptcy  Court will have to  determine  that the Plan is feasible pursuant to section  1129(a)(11) of the Bankruptcy Code, which requires that the confirmation  of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtor.

            To support its belief in the Plan's  feasibility,  WHX has  prepared the  Projections  for New WHX,  as set forth in  Exhibit  "D"  attached  to this
Disclosure Statement.

            THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH
THE GUIDELINES ESTABLISHED BY THE AICPA OR THE RULES AND REGULATIONS OF THE SEC.
FURTHERMORE,  THE  PROJECTIONS  HAVE  NOT  BEEN  AUDITED  BY  WHX'S  INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS.  WHILE PRESENTED WITH NUMERICAL  SPECIFICITY,  THE
PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN
ACHIEVED  TO DATE AND MAY NOT BE  ACHIEVED  IN THE  FUTURE,  AND ARE  SUBJECT TO
SIGNIFICANT BUSINESS,  ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES.
CONSEQUENTLY,  THE  PROJECTIONS  SHOULD NOT BE REGARDED AS A  REPRESENTATION  OR
WARRANTY BY WHX, OR ANY OTHER  PERSON,  THAT THE  PROJECTIONS  WILL BE REALIZED.
ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

F.          REQUIREMENTS OF SECTION 1129(B) OF THE BANKRUPTCY CODE

            The Bankruptcy Code permits confirmation of a plan even if it is not accepted by all impaired  classes,  as long as (a) the plan otherwise  satisfies the requirements for confirmation, (b) at least one impaired class of claims has accepted it without taking into  consideration the votes of any insiders in such class,  and (c) the  plan is "fair  and  equitable"  and does not  "discriminate

                                      -34-

unfairly"  as to any  impaired  class  that has not  accepted  the  plan.  These so-called  "cramdown"  provisions  are  set  forth  in  section  1129(b)  of the
Bankruptcy Code.

            1. FAIR AND EQUITABLE

               The Bankruptcy Code  establishes  different  "cramdown" tests for determining  whether a plan is "fair and  equitable"  to  dissenting impaired  classes  of secured  creditors,  unsecured  creditors  and equity interest holders as follows:

               o   SECURED CREDITORS. A plan is fair and equitable to a class of secured  claims that  rejects the plan if the plan  provides:
                   (i) that each of the holders of the secured  claims  included in the  rejecting  class (A) retains the liens  securing  its claim to the  extent of the  allowed  amount  of such  claim, whether  the  property  subject to those liens is retained by the debtor or transferred to another entity, and (B) receives on account of its secured claim deferred cash payments having a present  value,  as of the  effective  date of the plan, at least  equal  to  such  holder's  interest  in  the  estate's interest in such  property;  (ii) that each of the holders of the secured claims  included in the rejecting  class realizes the "indubitable equivalent" of its allowed secured claim; or
                   (iii)  for  the  sale,  subject  to  section  363(k)  of  the
                   Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of such liens with such liens to attach to the proceeds of the sale,  and the  treatment of such liens on proceeds in accordance with clause (i) or (ii) of this paragraph.

               o   UNSECURED  CREDITORS.  A plan is fair and  equitable  as to a class of  unsecured  claims that rejects the plan if the plan provides  that:  (i) each  holder of a claim  included in the rejecting  class  receives or retains under the plan property of a value,  as of the effective  date of the plan,  equal to the  amount of its  allowed  claim;  or (ii) the  holders  of claims  and  interests  that are  junior to the claims of the rejecting class will not receive or retain any property under the plan.

               o   HOLDERS OF EQUITY INTERESTS.  A plan is fair and equitable as to a class of equity  interests  that rejects the plan if the plan  provides  that:  (i) each holder of an equity  interest included in the rejecting class receives or retains under the plan  property of a value,  as of the  effective  date of the plan,  equal to the greatest of the allowed amount of (A) any
                   fixed   liquidation   preference  to  which  such  holder  is
                   entitled, (B) the fixed redemption price to which such holder is entitled,  or (C) the value of the  interest;  or (ii) the holder of any interest that is junior to the interests of the rejecting class will not receive or retain any property under the plan.

            The Debtor  believes  the Plan is fair and  equitable  as to secured creditors,  because  the Plan  provides  that their  Claims  will be unimpaired.

            The Debtor  believes the Plan is fair and  equitable as to unsecured creditors because the Plan provides that (a) unsecured  creditors in
            Class 3 (Senior Note Claim) will  receive,  on the  Effective  Date, shares of New WHX Common  Stock with a value  equal to the amount of their Allowed Claim,  and (b) unsecured  creditors in Class 4 (Other
            Unsecured  Claims)  will  receive  Cash in an amount  equal to their
            Allowed Unsecured Claim.

            The Debtor  believes the Plan is fair and equitable as to holders of
            Preferred Equity Interests,  because no interests that are junior to
            Class 5 and Class 6 will  receive or retain any  property  under the
            Plan.

                                      -35-

            The Debtor  believes the Plan is fair and equitable as to holders of
            Common Equity Interests that will not receive or retain any property under the Plan, because no interests that are junior to Class 7 will receive or retain any property under the Plan.

            2. UNFAIR DISCRIMINATION

                        A  plan  of   reorganization   does  not   "discriminate
            unfairly" if a  dissenting  class is treated  substantially  equally with  respect  to  other  classes  similarly  situated  and no class receives more than it is legally  entitled to receive for its claims or equity  interests.  The  Debtor  does not  believe  that the Plan discriminates  unfairly  against  any  impaired  Class of  Claims or
            Equity Interests.

            The Debtor  believes  that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

                                      VII.

            ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

            The  Debtor  believes  that the Plan  affords  holders of Claims and
Equity Interests the greatest opportunity for realization on the Debtor's Assets and,  therefore,  is in the best  interests of such holders.  If the Plan is not confirmed, however, the theoretical alternatives include: (a) liquidation of the
Debtor under  chapter 7 of the  Bankruptcy  Code;  or (b)  alternative  plans of reorganization or liquidation under chapter 11 of the Bankruptcy Code.

A.          LIQUIDATION UNDER CHAPTER 7

            As noted above,  the Debtor believes that under the Plan each holder of impaired  Claims and Equity  Interests  will receive  property of a value not less than the value such holder  would  receive in a  liquidation  of the Debtor under chapter 7 of the Bankruptcy  Code. The Debtor's  belief is based primarily upon extensive  consideration of the effects that a chapter 7 liquidation  would have on the ultimate  proceeds  available for  distribution to holders of Claims and Equity Interests,  including, but not limited to (1) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a chapter
7  trustee  and  professional  advisors  to the  trustee,  including  investment bankers;  (2) the  erosion in value of assets in a chapter 7 case in the context of the  rapid  liquidation  required  under  chapter  7 and  the  "forced  sale"
atmosphere  that  would  prevail;  (3)  the  adverse  effects  on  the  Debtor's businesses  as a result of the likely  departure of key  employees;  and (4) the reduction  of value  associated  with a chapter  7  trustee's  operation  of the
Debtor's  businesses.  The  Debtor's  belief is also based upon the  liquidation analysis  it  prepared  with  the  assistance  of  Jefferies  (annexed  to  this
Disclosure   Statement  as  Exhibit  "B,"  the  "LIQUIDATION   ANALYSIS").   The
Liquidation  Analysis  DOES NOT REFLECT  the likely  delay in  distributions  to holders of Claims and Equity  Interests in a  liquidation  scenario,  which,  if considered,  would only  further  reduce the  present  value of any  liquidation proceeds.

            The Debtor believes that any liquidation  analysis is speculative as such an analysis is necessarily  premised upon  assumptions  and estimates which are inherently subject to significant  uncertainties and contingencies,  many of which would be beyond the control of the Debtor. Thus, there can be no assurance as to values that would actually be realized in a chapter 7 liquidation, nor can there be any  assurance  that a  bankruptcy  court  would  accept  the  Debtor's conclusions or concur with such assumptions in making its  determinations  under section 1129(a)(7) of the Bankruptcy Code.

            For  example,  the  Liquidation  Analysis  necessarily  contains  an estimate of the amount of Claims that will  ultimately  become  Allowed  Claims.
This  estimate is based solely upon a review of the  Debtor's  books and records and the Debtor's  estimates as to  additional  Claims(including  any that may be asserted  by the PBGC in  connection  with the WHX  Pension  Plan) that might be filed in the Chapter 11 Case or that would arise in the event of a conversion of the case from  chapter 11 to chapter 7. No order or finding has been  entered by

                                      -36-

the Bankruptcy  Court estimating or otherwise fixing the amount of Claims at the projected  amounts of Allowed Claims set forth in the Liquidation  Analysis.  In preparing  the  Liquidation  Analysis,  the  Debtor has  projected  an amount of
Allowed Claims that is at the lower end of a range of reasonableness  such that, for  purposes of the  Liquidation  Analysis,  the largest  possible  liquidation dividend to holders of Allowed Claims and Equity Interests can be assessed.  The estimate of the amount of Allowed Claims set forth in the  Liquidation  Analysis should not be relied upon for any other purpose, including,  without limitation, any  determination  of the value of any  distribution  to be made on  account of
Allowed  Claims and Equity  Interests  under the Plan.  The annexed  Liquidation
Analysis is provided solely to disclose to holders the effects of a hypothetical chapter 7  liquidation  of the  Debtor,  subject  to the  assumptions  set forth therein.

            To  the  extent  that   Confirmation   of  the  Plan   requires  the
establishment  of amounts  for the  chapter 7  liquidation  value of the Debtor, funds available to pay Claims, and the  reorganization  value of the Debtor, the
Bankruptcy Court will determine those amounts at the Confirmation Hearing.

B.          ALTERNATIVE PLAN OF REORGANIZATION OR LIQUIDATION

            The Debtor may be liquidated pursuant to the provisions of a chapter
11 liquidating plan. In liquidations under chapter 11, the Debtor's Assets could be sold in an  orderly  fashion  over a more  extended  period  of time  than in liquidations  under  chapter 7. Thus, a chapter 11  liquidation  might result in
larger   recoveries  than  in  a  chapter  7  liquidation,   but  the  delay  in
distributions   could  result  in  lower  present   values   received  and  high
administrative  costs.  Because a trustee is not  required in a chapter 11 case, expenses for professional fees could be lower than in a chapter 7 case, in which a trustee  must be  appointed.  Any  distribution  to the  holders of Claims and
Equity  Interests under a chapter 11 liquidation  plan probably would be delayed substantially.  Therefore,  the Debtor  believes  that a chapter 11  liquidation would not produce Distributions as favorable as those under the Plan.

                                     VIII.

                                  RISK FACTORS

            HOLDERS OF CLAIMS AGAINST AND EQUITY  INTERESTS IN THE DEBTOR SHOULD
READ AND CONSIDER  CAREFULLY  THE FACTORS SET FORTH BELOW,  AS WELL AS THE OTHER
INFORMATION SET FORTH IN THIS DISCLOSURE  STATEMENT AND THE DOCUMENTS  DELIVERED
TOGETHER  HEREWITH OR  INCORPORATED  BY REFERENCE,  PRIOR TO VOTING TO ACCEPT OR
REJECT THE PLAN. THESE FACTORS SHOULD NOT, HOWEVER,  BE REGARDED AS CONSTITUTING
THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

            THESE   RISK   FACTORS   CONTAIN   CERTAIN   STATEMENTS   THAT   ARE
"FORWARD-LOOKING  STATEMENTS"  WITHIN  THE  MEANING  OF THE  PRIVATE  SECURITIES
LITIGATION  REFORM  ACT OF 1995.  THESE  STATEMENTS  ARE  SUBJECT TO A NUMBER OF
ASSUMPTIONS,  RISKS, AND UNCERTAINTIES,  MANY OF WHICH ARE BEYOND THE CONTROL OF
THE  DEBTOR,   INCLUDING  THE   IMPLEMENTATION   OF  THE  PLAN,  THE  CONTINUING
AVAILABILITY  OF  SUFFICIENT  BORROWING  CAPACITY  OR  OTHER  FINANCING  TO FUND
OPERATIONS,  THE  PRICES AT WHICH THE  DEBTOR  CAN SELL ITS  SERVICES,  CURRENCY
EXCHANGE RATE  FLUCTUATIONS,  THE DEVELOPMENT OF NEW TECHNOLOGIES,  THE ECONOMIC
DOWNTURN, NATURAL DISASTERS AND UNUSUAL WEATHER CONDITIONS, TERRORIST ACTIONS OR
ACTS OF WAR, OPERATING  EFFICIENCIES,  LABOR RELATIONS,  ACTIONS OF GOVERNMENTAL
BODIES,  AND OTHER  MARKET  AND  COMPETITIVE  CONDITIONS.  HOLDERS OF CLAIMS AND
EQUITY INTERESTS ARE CAUTIONED THAT THE  FORWARD-LOOKING  STATEMENTS SPEAK AS OF
THE DATE MADE AND ARE NOT  GUARANTEES OF FUTURE  PERFORMANCE.  ACTUAL RESULTS OR
DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN

                                      -37-

THE FORWARD-LOOKING  STATEMENTS. NO PARTY, INCLUDING EITHER OF THE DEBTOR OR NEW
WHX, UNDERTAKES AN OBLIGATION TO UPDATE ANY SUCH STATEMENTS.

A.          CERTAIN BANKRUPTCY CONSIDERATIONS

            1. RISK OF LIQUIDATION

            If the  Plan  is not  confirmed  and  consummated,  there  can be no assurance  that the Chapter 11 Case will continue  rather than be converted to a chapter 7 liquidation case, or that any alternative plan of reorganization would be on terms as favorable to holders of Claims and Preferred  Equity Interests as the terms of the Plan. If a liquidation  or  protracted  reorganization  were to occur,  the  distributions  to holders of Allowed  Claims and Allowed  Preferred
Equity  Interests could be drastically  reduced.  The Debtor believes that, in a liquidation  under  chapter 7, holders of Allowed  Claims and Allowed  Preferred
Equity Interests would receive  substantially less because of the inability in a liquidation to realize the greater  going-concern  value of the Debtor's Assets.
In addition,  administrative  expenses of a chapter 7 trustee and the  trustee's attorneys, accountants and other professionals would cause a substantial erosion of the value of any potential estate. Furthermore, certain Claims would arise by reason of the liquidation  and from the rejection of unexpired  leases and other executory contracts and possibly also in connection with the WHX Pension Plan.

            2. RISK OF NON-CONFIRMATION OF THE PLAN; FEASIBILITY, BEST INTERESTS
               OF CREDITORS AND "CRAMDOWN"

            Certain  holders  of Claims  and Equity  Interests  will  receive no distribution  under,  and are  therefore  deemed  to have  rejected,  the  Plan.
Accordingly,  the Plan will not be confirmed unless the "cramdown"  requirements of Bankruptcy Code section 1129(b) are met. Even if such  requirements  are met, however,  the Bankruptcy Court, which can exercise substantial  discretion,  may determine that the Plan does not meet other  requirements for confirmation under the Bankruptcy Code. For example,  section 1129(a) requires, among other things, a  demonstration  that  confirmation  of the Plan  will not be  followed  by the liquidation  or need for the  further  financial  reorganization  of the Debtor, except as  contemplated  by the Plan,  and that the  value of  distributions  to creditors and equity security holders who vote to reject the Plan, or are deemed to have  rejected the Plan,  are not less than the value of  distributions  such creditors and equity security holders would receive if the Debtor was liquidated under chapter 7 of the Bankruptcy  Code.  Although the Debtor  believes that the
Plan will meet the requirements for confirmation, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

B.          RISKS RELATING TO NEW WHX'S FINANCIAL CONDITION

            1. HISTORICAL FINANCIAL INFORMATION WILL NOT BE COMPARABLE

            As a result  of the  consummation  of the Plan and the  transactions contemplated  by the  Plan,  New WHX  will  operate  the  existing  business  of reorganized WHX and its  subsidiaries(  collectively  the "Company") under a new capital  structure.  In  addition,  New WHX will be subject  to the fresh  start accounting rules. See "Section V.B. New WHX -- Projected Financial Information."
Accordingly,  the financial  condition and results of New WHX's  operations from and after the Effective  Date will not be comparable to the financial  condition or  results  of  operations  reflected  in  the  Debtor's  historical  financial statements.

            2. ABILITY TO SERVICE INDEBTEDNESS

            New WHX's future capital  requirements  could vary significantly and may be affected by general economic  conditions,  industry trends,  performance, and many other  factors that are not within New WHX's  control.  There can be no assurance that New WHX will be able to obtain  financing in the future.  Even if the Plan is approved and  consummated,  there can be no  assurance  that New WHX will not experience  losses. New WHX's ability to become profitable and generate

                                      -38-

cash flow will  likely  depend  upon New WHX  meeting or  exceeding  the results forecasted in the Projections.  However,  there can be no assurance that New WHX will be able to accomplish such results.

            3. RESTRICTIONS IMPOSED BY SUBSIDIARY'S INDEBTEDNESS

            The H&H loan agreements contain provisions restricting cash payments to WHX.  These  covenants and the  potential for adverse  effects upon New WHX's ability to finance future operations,  potential acquisitions,  capital needs or to engage in business activities that may be in its interest, may, among others, hinder or prevent New WHX from (a) responding to changing  business and economic conditions;  (b) engaging in  transactions  that might  otherwise be  considered beneficial; and (c) implementing its business plan.

            4. INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS

            The Projections attached as Exhibit "D" to this Disclosure Statement were developed by management in connection  with the planning,  negotiation  and development  of the  Plan.  The  Projections  are  intended  to  illustrate  the estimated effects of the Plan and certain related transactions on the results of operations,  cash  flow  and  financial  position  of New WHX  for  the  periods indicated.  The Projections are qualified by the introductory paragraphs thereto and the  accompanying  assumptions,  and must be read in  conjunction  with such introductory  paragraphs and  assumptions,  which constitute an integral part of the Projections.  The Projections are based upon a variety of assumptions as set forth therein,  and the Company's  future  operating  results are subject to and likely to be affected by a number of factors,  including  significant  business, economic, regulatory and competitive uncertainties, many of which are beyond the control of New WHX.  Accordingly,  actual results may vary materially from those shown in the Projections.

            Management of New WHX believes that the  industries in which New WHX will be  operating  are volatile due to numerous  factors,  including  the risks
described  below  at  "Subsection  VIII.C.   Risks  Relating  to  the  Company's
Businesses," all of which make accurate forecasting very difficult.  Although it is not possible to predict all risks  associated  with the Projections and their underlying  assumptions,  there are some risks that management is presently able to  identify.  The  Projections  assume  that all  aspects  of the Plan  will be successfully implemented on the terms set forth in this Disclosure Statement and that the publicity associated with the bankruptcy proceeding contemplated by the
Plan will not  adversely  affect New WHX's  operating  results.  There can be no assurance that these two assumptions  are accurate,  and the failure of the Plan to be successfully  implemented,  or adverse publicity,  could have a materially detrimental effect on New WHX's business,  results of operations,  and financial condition.

            Moreover,  the  Projections  were not  prepared  with a view towards public  disclosure  or  with  a  view  towards  complying  with  the  guidelines established by the AICPA with respect to prospective financial information.  New
WHX does not intend to update or  otherwise  revise its  projections  to reflect events or  circumstances  existing or arising after the date of this  Disclosure
Statement or to reflect the occurrence of unanticipated  events.  In the view of
New WHX's  management,  however,  the Projections  were prepared on a reasonable basis  and  represent  a  reasonable  view  of  the  expected  future  financial
performance  of  the  Company  after  the  Effective  Date.  Nevertheless,   the
Projections  should not be  regarded as a  representation  by the  Company,  the
Debtor,  New WHX, or any other person that the projections  will be achieved and holders are  therefore  cautioned  not to place undue  reliance on the projected financial information contained in this Disclosure Statement.

C.          RISKS RELATING TO THE COMPANY'S BUSINESSES

            1. HIGHLY  COMPETITIVE  INDUSTRY WITH PARTICIPANTS THAT HAVE GREATER
               RESOURCES

            The  Company's  continued  operations  and  viability are subject to significant  competition  from  numerous  sources  and  entities  that may enjoy certain  competitive  advantages,  including greater name  recognition;  greater

                                      -39-

financial,  technical, marketing and other resources; a larger installed base of
customers;  and  well-established   relationships  with  current  and  potential
customers.

            2. COMMODITY PRICE RISK; RELATED RISKS

            The Company is exposed to market risk or price  fluctuation  related to the purchase of natural gas, electricity, precious metals, steel products and certain  non-ferrous  metals used as raw  materials.  Therefore,  the results of operations  of the Company may be  adversely  affected  during  periods in which either the prices of such  commodities are unusually high or their  availability is  restricted.  The Company holds unhedged  precious  metal  positions that are subject to market fluctuations. The portion of the precious metal inventory that has not been  hedged  and,  therefore,  is subject to price risk is  included in inventory using the last-in,  first-out method of inventory calculation.  To the extent  that  additional  precious  metal  inventory  is required to support the
Company's  operations,  precious metals are purchased and immediately sold using forward or future  contracts with major financial  institutions to eliminate the economic risk of price fluctuations.

            3. INDUSTRY TRENDS

            A decline  in the  general  economic  and  business  conditions  and industry  trends could  continue to adversely  affect the  Company's  results of operations.

D.          FACTORS AFFECTING THE VALUE OF SECURITIES TO BE ISSUED UNDER THE PLAN

            1. NO  ESTABLISHED  MARKET FOR NEW WHX COMMON  STOCK;  VOLATILITY IS
              POSSIBLE

            No established market exists for the New WHX Common Stock.  Although the Debtor currently  intends to apply for quotation of the New WHX Common Stock on a national  exchange as soon as practicable after the Effective Date when New
WHX meets the listing  requirements,  there can be no assurance that the minimum requirements for quotation will be met, and even if such application is granted, that an active  market for the New WHX Common Stock will develop or, if any such market does develop,  that it will continue to exist. In addition,  there can be no assurance as to the degree of price  volatility in any market for the New WHX
Common Stock that does develop.  If New WHX is not able to list such  securities
on  a  national   exchange,   it  intends  to  cooperate   with  any  registered
broker-dealer  who may seek to initiate price  quotations for the New WHX Common
Stock on the OTC Bulletin Board.  Again,  however, no assurance can be made that such  securities  will be  quoted  on the OTC  Bulletin  Board or that an active trading  market will exist.]  Moreover,  the New WHX Common Stock will be issued pursuant to the Plan to holders of  prepetition  (a) Class 3 Senior Note Claims,
(b)  Class 5  Series  A  Preferred  Equity  Interests  and (c)  Class 6 Series B
Preferred  Equity  Interests,  and some of these holders may prefer to liquidate their investment rather than to hold it on a long-term basis. Accordingly, it is anticipated  that the market for the New WHX Common Stock will be  volatile,  at least for an initial period after the Effective Date.

            The valuation of New WHX Common Stock  contained in this  Disclosure
Statement is not an estimate of the prices at which the New WHX Common Stock may trade in the market,  and the Debtor has not attempted to make any such estimate in connection  with the development of the Plan. The value of the New WHX Common
Stock  ultimately  may be  substantially  higher or lower than  reflected in the valuation  assumptions provided in this Disclosure Statement.  In addition,  the market  price  of the  New  WHX  Common  Stock  may be  subject  to  significant fluctuations in response to numerous factors,  including variations in New WHX's consolidated  annual or quarterly financial results or those of its competitors, changes by financial  analysts in their  estimates of the future earnings of New
WHX,  conditions in the economy in general or in the  manufacturing  industry in particular  or  unfavorable  publicity.  The stock market also has, from time to time,  experienced  significant  price and  volume  fluctuations  that have been unrelated  to the  operating  performance  of  companies  with  publicly  traded securities. No assurance can be given as to the market prices for New WHX Common
Stock that will prevail following the Effective Date.

                                      -40-

            2. DIVIDENDS ARE NOT ANTICIPATED; PAYMENT OF DIVIDENDS IS SUBJECT TO
               RESTRICTION

            New WHX does not  anticipate  paying  any  dividends  on the New WHX
Common Stock in the foreseeable  future.  Such restriction on dividends may have an  adverse  impact on the market  demand  for New WHX  Common  Stock as certain institutional  investors may invest only in dividend-paying equity securities or may operate under other restrictions that may prohibit or limit their ability to invest in the New WHX Common Stock.

                                      IX.

       CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF CONSUMMATION OF THE PLAN

A.          GENERAL

            A DESCRIPTION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE
PLAN  IS  PROVIDED  BELOW.  THE  DESCRIPTION  IS  BASED  ON  THE  IRC,  TREASURY
REGULATIONS,  JUDICIAL  DECISIONS AND ADMINISTRATIVE  DETERMINATIONS,  ALL AS IN
EFFECT ON THE DATE OF THIS  DISCLOSURE  STATEMENT  AND ALL  SUBJECT  TO  CHANGE,
POSSIBLY WITH  RETROACTIVE  EFFECT.  CHANGES IN ANY OF THESE  AUTHORITIES  OR IN
THEIR INTERPRETATION COULD CAUSE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE
PLAN TO DIFFER MATERIALLY FROM THE CONSEQUENCES DESCRIBED BELOW.

            THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND
IN IMPORTANT RESPECTS  UNCERTAIN.  NO RULING HAS BEEN REQUESTED FROM THE IRS; NO
OPINION HAS BEEN REQUESTED FROM DEBTOR'S COUNSEL  CONCERNING ANY TAX CONSEQUENCE
OF THE PLAN; AND NO TAX OPINION IS GIVEN BY THIS DISCLOSURE STATEMENT.

            THE  DESCRIPTION  THAT  FOLLOWS  DOES NOT COVER ALL  ASPECTS OF U.S.
FEDERAL INCOME  TAXATION THAT MAY BE RELEVANT TO THE DEBTOR OR HOLDERS OF CLAIMS
OR EQUITY  INTERESTS.  FOR EXAMPLE,  THE DESCRIPTION  DOES NOT ADDRESS ISSUES OF
SPECIAL  CONCERN TO CERTAIN TYPES OF TAXPAYERS,  SUCH AS DEALERS IN  SECURITIES,
LIFE INSURANCE COMPANIES,  FINANCIAL INSTITUTIONS,  TAX EXEMPT ORGANIZATIONS AND
NON-U.S.  TAXPAYERS,  NOR DOES IT ADDRESS TAX  CONSEQUENCES TO HOLDERS OF EQUITY
INTERESTS IN THE DEBTOR.  IN ADDITION,  THE DESCRIPTION  DOES NOT DISCUSS STATE,
LOCAL OR NON-U.S. TAX CONSEQUENCES.

            FOR THESE REASONS,  THE DESCRIPTION THAT FOLLOWS IS NOT A SUBSTITUTE
FOR CAREFUL TAX PLANNING AND  PROFESSIONAL  TAX ADVICE BASED UPON THE INDIVIDUAL
CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR EQUITY INTEREST. HOLDERS OF CLAIMS OR
EQUITY INTERESTS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS  REGARDING THE
U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE PLAN.

B.          FEDERAL INCOME TAX CONSEQUENCES TO THE DEBTOR

            1. CANCELLATION OF DEBT INCOME

            The  discharge  of the Debtor's  obligations  under the Senior Notes and,  if  applicable,  unsecured  claims,  will result in  cancellation  of debt
("COD")  income  to the  Debtor  if and to the  extent  the value of the New WHX
Common Stock distributed on account of such Senior Notes is less than the amount owed  to  holders  of the  Senior  Notes.  Generally,  the  discharge  of a debt obligation by a debtor for an amount less than the adjusted issue price (in most cases, the amount the debtor received on incurring the obligation,  with certain

                                      -41-

adjustments)  creates  COD,  which  must be  included  in the  debtor's  income.
However,  COD  income  is not  recognized  by a  taxpayer  that is a debtor in a reorganization  case if the  discharge  is granted by the court or pursuant to a plan of  reorganization  approved by the court.  The Plan,  if  approved,  would enable the Debtor to qualify for this bankruptcy  exclusion rule with respect to any COD income triggered by the Plan.

            If debt is discharged in a reorganization case, however, certain tax attributes  otherwise  available and of value to the debtor are reduced, in most cases by the amount of the  indebtedness  forgiven.  Tax  attributes  subject to
reduction   include:   (a)  NOLs  and  NOL   carryforwards;   (b)  most   credit
carryforwards, including the general business credit and the minimum tax credit;
(c) capital  losses and  capital  loss  carryforwards;  (d) the tax basis of the debtor's  depreciable and  non-depreciable  assets, but not in an amount greater than the excess of the  aggregate  tax bases of the property  held by the debtor immediately  after the discharge over the aggregate of the debtor's  liabilities immediately after the discharge; and (e) foreign tax credit carryforwards.

            A debtor  may  elect  to avoid  the  prescribed  order of  attribute reduction and instead reduce the basis of certain property first. In the case of affiliated corporations filing a consolidated return (such as the Debtor and its consolidated  subsidiaries),  the attribute  reduction  rules apply first to the separate attributes of or allocable to the particular  corporation whose debt is being discharged,  and then to certain attributes of other members of the group.
Accordingly, COD income of the Debtor would result first in the reduction of any consolidated NOLs and other attributes,  including asset basis,  attributable to the Debtor,  and then of  consolidated  NOLs and/or basis  attributable to other members of the consolidated  group,  after use of any such NOLs to determine the consolidated  group's  taxable  income  for the tax  year in  which  the debt is discharged.

            2. LIMITATION ON NOL CARRYFORWARDS

            (a) General

            Section 382 of the IRC provides rules limiting the  utilization of a corporation's  NOLs and other losses,  deductions  and credits  following a more than 50% change in ownership of a corporation's  equity (an "OWNERSHIP CHANGE").
An ownership change will occur with respect to the Debtor in connection with the
Plan. Therefore,  the NOLs of New WHX will be limited by Section 382 of the IRC, unless the Bankruptcy  Exception  (described  below) applies to the transactions contemplated by the Plan. Unless the Bankruptcy Exception applies, the amount of post-ownership change annual taxable income of New WHX that can be offset by the pre-ownership  change NOLs of the Debtor generally cannot exceed an amount equal to the product of (a) the applicable federal long-term tax-exempt rate in effect on the date of the  ownership  change  and (b) the value of the  Debtor's  stock immediately prior to implementation of the Plan (the "ANNUAL  LIMITATION").  The value of the Debtor's stock for purposes of this  computation  would reflect the increase,  if any, in value  resulting from any surrender or cancellation of any
Claims in the Chapter 11 Case. For instance, if the equity value of New WHX were
$25 million and the applicable U.S. federal long-term  tax-exempt rate in effect on the date of the  ownership  change  were 4.5%,  then,  unless the  Bankruptcy
Exception is applicable, the Annual Limitation would be $1.125 million.

            Any  unused  Annual  Limitation  may  be  carried  forward,  thereby increasing the Annual Limitation in the subsequent taxable year. However, if New
WHX does not continue its historic business or use a significant  portion of its assets in a new business for two years after the ownership change (the "BUSINESS
CONTINUITY  REQUIREMENT"),  the Annual  Limitation  resulting from the ownership change is zero.

            In addition,  the Annual  Limitation  may be increased if the Debtor has a net  unrealized  built-in  gain at the time of an  ownership  change.  If, however,  the  Debtor  has a net  unrealized  built-in  loss  at the  time of an ownership  change,  the  Annual  Limitation  may  apply to such  net  unrealized built-in loss. Although the issue is not free from doubt, the Debtor anticipates that it will be in a net unrealized  built-in-loss position at the time the Plan is implemented.

                                      -42-

            (b) Bankruptcy Exception

            Section 382(l)(5) of the IRC (the "BANKRUPTCY  EXCEPTION")  provides that the Annual  Limitation will not apply to limit the utilization of New WHX's
NOLs or built-in  losses if the New WHX Common Stock owned by those  Persons who were  stockholders  of the  Debtor  immediately  before  the  ownership  change, together with New WHX Common Stock received by certain holders of Allowed Claims pursuant  to the Plan,  comprise  50% or more of the value of all of the New WHX
Common Stock outstanding  immediately after the ownership change. New WHX Common
Stock received by such holders will be included in the 50%  calculation  if, and to the extent that, such holders constitute "qualified  creditors." A "qualified creditor" is a holder of an Allowed Claim that (a) was held by such holder since the date that is 18 months  before the date on which the Debtor  first filed its petition  with the  Bankruptcy  Court or (b)  arose in the  ordinary  course  of business and is held by the Person who at all times held the beneficial interest in such Allowed Claim. In determining whether the Bankruptcy  Exception applies, certain  holders of Allowed Claims that would own a DE MINIMIS amount of New WHX
Common  Stock  pursuant to the Plan are presumed to have held their Claims since the  origination  of such  Claims.  In general,  this DE MINIMIS rule applies to holders of Allowed  Claims who would own directly or indirectly  less than 5% of the total fair market value of New WHX Common Stock pursuant to the Plan.

            The Debtor currently expects that it will qualify for the Bankruptcy
Exception.  If the Bankruptcy  Exception  should apply,  a subsequent  ownership change with respect to New WHX  occurring  within two years after the  Effective
Date would result in the reduction of the Annual Limitation that would otherwise apply to the  subsequent  ownership  change to zero.  Thus, an ownership  change within two years after the Effective Date would eliminate the ability of New WHX to use NOLs  thereafter.  However,  if the  Bankruptcy  Exception  applies,  the
Business  Continuity  Requirement  does not apply,  although  a lesser  business continuation requirement may apply under Treasury Regulations.

            Although  the  Annual  Limitation  would not apply to  restrict  the deductibility of NOLs if the Bankruptcy Exception applied, NOLs of New WHX would be reduced  by any  interest  paid or  accrued  by the  Debtor  during the three taxable years  preceding  the taxable year in which the ownership  change occurs and during the portion of the taxable year of the ownership change preceding the ownership  change with  respect to all  Allowed  Claims  converted  into New WHX
Common Stock.

            If it did  qualify  for the  Bankruptcy  Exception,  New  WHX  could nevertheless  elect to not have the Bankruptcy  Exception  apply, in which event the Annual Limitation would apply.

            (c) Alternative Minimum Tax

            In general, a federal  alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income ("AMTI") at a 20% rate to the extent that such tax exceeds the  corporation's  regular  federal income tax for the year.  AMTI is  generally  equal to  regular  taxable  income  with  certain adjustments.  For purposes of computing  AMTI,  certain tax deductions and other beneficial allowances are modified or eliminated.  In particular,  even though a corporation  might  otherwise  be able to offset all of its  taxable  income for
regular  federal  income  tax  purposes  by  available  NOL   carryforwards,   a
corporation  is  generally  entitled to offset no more than 90% of its AMTI with
NOL carryforwards (as recomputed for AMT purposes).  Accordingly,  New WHX's use of its NOLs may be subject to  limitations  for AMT  purposes in addition to any other limitations that may apply.

            In addition, if a corporation (or a consolidated group) undergoes an ownership  change and is in a net unrealized  built-in loss position on the date of the ownership change,  the corporation's (or group's)  aggregate tax basis in its assets may be reduced for  certain  AMT  purposes to reflect the fair market value of such assets as of the change date.  Accordingly,  if the Debtor is in a net  unrealized  built-in loss position on the Effective  Date, for AMT purposes the tax benefits attributable to basis in assets may be reduced.

            Any AMT that the  corporation  pays  generally  will be allowed as a nonrefundable  credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to AMT.

                                      -43-

            3. OTHER FEDERAL INCOME TAX CONSEQUENCES

            Other  federal  income  tax  consequences  to the  Debtor may result depending on the terms of any additional  restructuring  transactions that occur with respect to the Debtor.

C.          FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS AND EQUITY
            INTERESTS

            The  federal  income tax  consequences  of the Plan to a holder of a
Claim or Equity Interest will depend,  in part, on whether a Claim constitutes a
"tax security" for federal income tax purposes,  what type of consideration  was received in exchange for the Claim or Equity Interest whether the holder reports income on the  accrual or cash  basis,  whether  the holder has taken a bad debt deduction or worthless stock or security deduction with respect to the Claim and whether  the  holder  receives  distributions  under  the Plan in more  than one taxable year.

            1. DEFINITION OF SECURITIES

            There is no  precise  definition  of the term  "security"  under the federal income tax law. Rather,  all facts and  circumstances  pertaining to the origin and  character  of a claim are  relevant in  determining  whether it is a security. Nevertheless, courts generally have held that corporate debt evidenced by a written  instrument  and having an  original  maturity of ten years or more will be considered a tax security.  The Senior Notes (originally issued on April
7,  1998  with an  original  maturity  date of  April  15,  2005)  had  original maturities of approximately seven years and may be tax securities.

            2. HOLDERS OF CLAIMS CONSTITUTING TAX SECURITIES OR EQUITY INTERESTS
               RECEIVING NEW WHX COMMON STOCK

            Under the Plan,  holders of certain Allowed Claims  constituting tax securities or Equity Interests will receive New WHX Common Stock. The receipt of
New WHX Common  Stock in  satisfaction  of an  Allowed  Claim may  constitute  a
"recapitalization"  for U.S.  federal income tax purposes and the receipt of New
WHX Common Stock in satisfaction  of Allowed Equity  Interests will constitute a recapitalization.  Pursuant to such a recapitalization, the holder of such Claim or Equity Interest generally should not recognize gain or loss upon the exchange
(but will recognize any gain to the extent of any Cash and the fair market value of any  consideration  received other than New WHX Common  Stock);  the holder's aggregate tax basis in the New WHX Common Stock (apart from any portion  thereof allocable  to interest)  should equal the holder's  basis in its Claim or Equity
Interest;  and the holding  period for the New WHX Common  Stock (apart from any portion  allocable to interest) should include the holding period of the Allowed
Claim or Equity  Interest  surrendered.  The  holder's  tax basis in any New WHX
Common Stock  allocable to interest  will equal the fair market value of the New
WHX  Common  Stock and the  holding  period of such  stock will begin on the day after the day of receipt.  See "Market  Discount"  below for a discussion of the character of any gain recognized from a Claim with accrued market discount.

            3. HOLDERS OF CLAIMS RECEIVING CASH

            Under the Plan,  holders of certain  Allowed Claims may receive Cash in satisfaction of their Claims. A holder of an Allowed Claim constituting a tax security  who  receives  solely  Cash in  satisfaction  of such  holder's  Claim generally  should recognize gain or loss on the receipt of the Cash equal to the difference, if any, between the amount of Cash received (except that amounts, if any,  allocable  to  interest  on the Claim will be  treated  as the  receipt of interest) and the holder's basis in the Claim.  Any gain or loss recognized will be capital or  ordinary,  depending  on the status of the Claim in the  holder's hands,  including  whether the Claim  constitutes a market  discount bond in the holder's hands.

            Generally,  any gain or loss  recognized  by a holder of an  Allowed
Claim will be a long-term  capital gain or loss if the Claim is a capital  asset in the hands of the  holder and the holder has held such Claim for more than one year,  unless  the  holder  had  previously  claimed  a bad  debt  or  worthless

                                      -44-

securities  deduction or the holder had accrued market  discount with respect to such Claim. See "Market Discount" below for a discussion of the character of any gain recognized from a Claim with accrued market discount.

            4. HOLDERS OF CLAIMS NOT CONSTITUTING TAX SECURITIES

            The receipt of New WHX Common  Stock and/or Cash in exchange for any
Claim that is not a tax security  would not constitute a  "recapitalization"  or other  "reorganization"  transaction  for  U.S.  federal  income  tax  purposes.
Accordingly, a holder of a Claim not constituting a tax security would recognize gain or loss in an  amount  equal to the  difference,  if any,  between  (a) the amount of Cash and/or the fair market value of New WHX Common Stock  received by the holder in  satisfaction  of its Claim  (other than any Claim for accrued but unpaid  interest)  and (b) the  holder's  adjusted tax basis in its Claim (other than any Claim for accrued but unpaid interest).

            Generally,  any gain or loss  recognized  by a holder of a Claim not constituting  a tax security will be a long-term  capital gain if the Claim is a capital  asset in the hands of the holder and the holder has held such Claim for more than one year,  unless  the  holder  had  previously  claimed a bad debt or worthless  securities  deduction or the holder had accrued market  discount with respect to such  Claim.  See "Market  Discount"  below for a  discussion  of the character of any gain recognized from a Claim with accrued market discount. Such a  holder's  tax  basis for any New WHX  Common  Stock  received  under the Plan generally should equal its fair market value. The holding period for any New WHX
Common Stock received  under the Plan by a holder of a Claim not  constituting a tax security generally should begin on the day following the day of receipt.

D.          CERTAIN OTHER TAX CONSIDERATIONS FOR HOLDERS OF CLAIMS

            1. PRE-EFFECTIVE DATE INTEREST

            The Plan  provides  that each  holder's  recovery is being  received first in exchange for the principal  amount of the holder's  Allowed Claim,  not the unpaid  pre-Effective  Date  interest (if any) on such Allowed  Claim.  This treatment is not certain to apply for federal income tax purposes,  however, and a holder of a Claim that was not  previously  required to include in its taxable income any accrued but unpaid  pre-Effective  Date  interest on the Claim may be treated as  receiving  taxable  interest  (to the extent  any  consideration  it receives  under the Plan is  properly  allocable  to such  interest  for federal income tax  purposes).  A holder  previously  required to include in its taxable income any accrued but unpaid interest on a Claim may be entitled to recognize a deductible  loss to the extent  that such  interest is not  satisfied  under the
Plan.

            2. POST-EFFECTIVE DATE CASH DISTRIBUTIONS

            Holders of Claims may receive Cash  distributions  subsequent to the
Effective Date. The imputed interest  provisions of the IRC may apply to treat a portion of any  Post-Effective  Date distribution as imputed  interest.  Imputed interest  may,  with  respect to  certain  holders,  accrue  over time using the
constant   interest   method,   in  which  event  the  holder  may,  under  some
circumstances,  be  required  to include  imputed  interest  in income  prior to receipt of a distribution.

            In addition, because additional distributions may be made to holders of Claims  after the  initial  distribution,  any loss and a portion of any gain realized by a holder may be  deferred  until the holder has  received  its final distribution.  All holders are urged to consult their tax advisors regarding the possible application of, or ability to elect out of, the "installment method" of reporting gain that may be recognized in respect of a Claim.

            3. BAD DEBT DEDUCTION

            A holder  who,  under the Plan,  receives  in  respect of a Claim an amount less than the holder's tax basis in the Claim may be entitled in the year of receipt (or in an earlier year) to a bad debt  deduction in some amount under section 166(a) of the IRC. The rules governing the character,  timing and amount
of  bad  debt  deductions   place   considerable   emphasis  on  the  facts  and
circumstances  of the holder,  the obligor and the  instrument  with  respect to

                                      -45-

which a deduction is claimed. Holders of Claims, therefore, are urged to consult their tax advisors with respect to their ability to take such a deduction.

            4. MARKET DISCOUNT

            A holder that  purchased  its Claim from a prior  holder with market discount will be subject to the market  discount  rules of the IRC.  Under those rules,  assuming  that the holder has made no election  to  amortize  the market discount  into  income on a current  basis with  respect to any market  discount instrument,  any gain  recognized on the exchange of its Claim  (subject to a DE
MINIMIS rule) generally would be  characterized as ordinary income to the extent of the accrued market discount on such Claim as of the date of the exchange.

            To  the  extent   that  a   holder's   Claim  is   exchanged   in  a
"recapitalization"  for U.S.  federal  income tax purposes,  any accrued  market discount not treated as ordinary income upon such exchange should carry over, on an allocable  basis,  to any New WHX Common Stock  received,  such that any gain recognized  by the holder upon a subsequent  disposition  of such New WHX Common
Stock  would be treated as ordinary  income to the extent of any accrued  market discount not previously included in income.

            5. INSTALLMENT METHOD

            A holder of a Claim  constituting an installment  obligation for tax purposes may be required to recognize  currently any gain remaining with respect to the obligation  if,  pursuant to the Plan, the obligation is considered to be satisfied  at other than its face  value,  distributed,  transmitted,  sold,  or otherwise disposed of within the meaning of Section 453B of the IRC.

            6. INFORMATION REPORTING AND BACKUP WITHHOLDING

            All  distributions  under the Plan  will be  subject  to  applicable
federal  income  Tax  reporting  and   withholding.   The  IRC  imposes  "backup
withholding" on certain  "reportable"  payments to certain taxpayers,  including payments of interest.  Under the IRC's backup  withholding  rules, a holder of a
Claim may be subject to backup  withholding  with  respect to  distributions  or payments made pursuant to the Plan, unless the holder:  (a) comes within certain exempt  categories (which generally  include  corporations)  and, when required, demonstrates this fact or (b) provides a correct taxpayer  identification number and certifies under penalty of perjury that the taxpayer  identification  number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income.  Backup withholding is not an  additional  Tax,  but merely an advance  payment that may be refunded to the extent it results in an  overpayment of Tax. A holder of a Claim may be required to establish an exemption from backup  withholding or to make  arrangements with respect to the payment of backup withholding.

E.          IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

            THE  FOREGOING  DISCUSSION  IS INTENDED ONLY AS A SUMMARY OF CERTAIN
FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN, AND IS NOT A SUBSTITUTE FOR CAREFUL
TAX PLANNING WITH A TAX  PROFESSIONAL.  THE ABOVE  DISCUSSION IS FOR INFORMATION
PURPOSES  ONLY AND IS NOT TAX  ADVICE.  THE TAX  CONSEQUENCES  ARE IN MANY CASES
UNCERTAIN  AND  MAY  VARY  DEPENDING  ON A  HOLDER'S  INDIVIDUAL  CIRCUMSTANCES.
ACCORDINGLY,  HOLDERS  ARE URGED TO CONSULT  WITH THEIR TAX  ADVISORS  ABOUT THE
FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

                                      -46-

                                       X.

           APPLICABILITY OF CERTAIN FEDERAL AND STATE SECURITIES LAWS

A.          GENERAL

            No registration statement will be filed under the Securities Act, or any state securities laws with respect to the offer and  distribution  under the
Plan of New WHX Common Stock. The Debtor believes that the provisions of section
1145(a)(1)  of the  Bankruptcy  Code exempt the offer and  distribution  of such securities  under  the Plan  from  federal  and  state  securities  registration requirements.

B.          BANKRUPTCY CODE EXEMPTIONS FROM REGISTRATION REQUIREMENTS

            1. INITIAL OFFER AND SALE OF SECURITIES

            Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of  securities  under a plan  of  reorganization  from  registration  under  the
Securities Act and state  securities  laws if three principal  requirements  are satisfied:

            o    the  securities  must  be  offered  and  sold  under  a plan of reorganization  and  must  be  securities  of  the  debtor,  an affiliate  participating  in a joint  plan with the debtor or a successor to the debtor under the plan;

            o    the  recipients of the  securities  must hold a prepetition  or administrative  expense claim against the debtor or an interest in the debtor; and

            o    the  securities  must be issued  entirely in  exchange  for the recipient's  claim  against  or  interest  in  the  debtor,  or principally in such exchange and partly for cash or property.

            The Debtor  believes that the offer and sale of New WHX Common Stock under  the  Plan  satisfies  the  requirements  of  section  1145(a)(1)  of  the
Bankruptcy  Code  and,  therefore,   are  exempt  from  registration  under  the
Securities Act and state securities laws.

            2. SUBSEQUENT TRANSFERS OF SECURITIES

            In  general,  all  resales and  subsequent  transactions  in New WHX
Common Stock distributed  under the Plan will be exempt from registration  under the Securities Act pursuant to section 4(1) of the  Securities  Act,  unless the holder thereof is deemed to be an "underwriter" with respect to such securities, an "affiliate" of the issuer of such  securities or a "dealer."  Section 1145(b)
of the Bankruptcy Code defines four types of "underwriters:"

            o    Persons who  purchase a claim  against,  an  interest  in, or a claim for administrative expense against the debtor with a view to  distributing  any security  received in exchange for such a claim or interest ("ACCUMULATORS");

            o    Persons who offer to sell  securities  offered under a plan for the holders of such securities ("DISTRIBUTORS");

            o    Persons  who offer to buy  securities  from the holders of such securities,  if  the  offer  to buy  is  (a)  with  a  view  to distributing  such securities and (b) made under a distribution agreement; and

            o    a Person who is an "issuer" with respect to the securities,  as the term "issuer" is defined in section 2(11) of the Securities
                 Act.

                                      -47-

            Under section 2(11) of the Securities Act, an "issuer"  includes any
"affiliate" of the issuer, which means any Person directly or indirectly through one or more  intermediaries  controlling,  controlled by or under common control with the issuer.  Under section 2(12) of the  Securities  Act, a "dealer" is any
Person who engages  either for all or part of such  person's  time,  directly or indirectly,  as agent, broker or principal in the business of offering,  buying, selling or otherwise  dealing or trading in securities issued by another Person.
Whether or not any particular  Person would be deemed to be an  "underwriter" or an "affiliate" with respect to any security to be issued pursuant to the Plan or to be a "dealer" would depend upon various facts and circumstances applicable to that Person. Accordingly,  the Debtor expresses no view as to whether any Person would be deemed to be an  "underwriter"  or an  "affiliate"  with respect to any security to be issued pursuant to the Plan or to be a "dealer."

            SEC Rule 144  provides  an  exemption  from  registration  under the
Securities Act for certain limited public resales of unrestricted  securities by
"affiliates"  of the  issuer  of such  securities.  Rule 144  allows a holder of unrestricted securities that is an affiliate of the issuer of such securities to sell, without registration,  within any three-month period a number of shares of such  unrestricted  securities that does not exceed the greater of (i) 1% of the number of outstanding securities in question and (ii) the average weekly trading volume in the securities in question  during the four calendar  weeks  preceding the date on which notice of such sale was filed pursuant to Rule 144, subject to the satisfaction of certain other  requirements of Rule 144 regarding the manner of sale, notice  requirements and the availability of current public information regarding the issuer.  The Debtor believes that,  pursuant to section 1145(c) of the Bankruptcy Code, New WHX Common Stock to be issued pursuant to the Plan will be considered unrestricted securities for purposes of Rule 144.

            In connection with prior bankruptcy  cases, the staff of the SEC has taken the position that resales by accumulators  and  distributors of securities distributed  under a plan of reorganization  are exempt from registration  under the Securities Act if effected in "ordinary trading  transactions." The staff of the SEC has  indicated in this context that a  transaction  may be considered an
"ordinary  trading  transaction"  if  it  is  made  on an  exchange  or  in  the over-the-counter market and does not involve any of the following factors:

            o    either (A)  concerted  action by the  recipients  of securities issued  under  a plan  in  connection  with  the  sale  of such securities or (B) concerted action by distributors on behalf of one or more such recipients in connection with such sales;

            o    the use of informational  documents  concerning the offering of the securities prepared or used to assist in the resale of such securities,  other than a bankruptcy  court-approved disclosure statement and supplements  thereto and documents filed with the
                 SEC pursuant to the Exchange Act; or

            o    the payment of special  compensation  to brokers and dealers in connection  with  the  sale of such  securities  designed  as a special  incentive to the resale of such securities (other than the  compensation  that would be paid  pursuant to  arms-length negotiations  between  a seller  and a broker or  dealer,  each acting unilaterally, and not greater than the compensation that would  be paid  for a  routine  similar-sized  sale of  similar securities of a similar issuer).

THE DEBTOR HAS NOT SOUGHT THE VIEWS OF THE SEC ON THIS MATTER, AND THEREFORE, NO
ASSURANCE CAN BE GIVEN REGARDING THE PROPER APPLICATION OF THE "ORDINARY TRADING
TRANSACTION"  EXEMPTION  DESCRIBED ABOVE. ANY PERSONS  INTENDING TO RELY ON SUCH
EXEMPTION ARE URGED TO CONSULT THEIR OWN COUNSEL AS TO THE APPLICABILITY THEREOF
TO ANY PARTICULAR CIRCUMSTANCES.

            GIVEN THE COMPLEX  NATURE OF THE  QUESTION  OF WHETHER A  PARTICULAR
PERSON MAY BE AN "AFFILIATE" OF NEW WHX OR AN "UNDERWRITER"  WITH RESPECT TO THE
NEW WHX COMMON STOCK TO BE DISTRIBUTED PURSUANT TO THE PLAN, THE DEBTOR MAKES NO
REPRESENTATIONS  CONCERNING  THE  RIGHT  OF ANY  PERSON  TO TRADE IN THE NEW WHX
COMMON STOCK TO BE DISTRIBUTED  PURSUANT TO THE PLAN. THE DEBTOR RECOMMENDS THAT
HOLDERS OF CLAIMS AND  PREFERRED  EQUITY  INTERESTS  CONSULT  THEIR OWN  COUNSEL
CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

                                      -48-

            3. SUBSEQUENT TRANSFERS UNDER STATE LAW

            State securities laws generally provide registration  exemptions for subsequent  transfers  by a bona fide  owner for the  owner's  own  account  and subsequent transfers to institutional or accredited  investors.  Such exemptions generally are expected to be available for  subsequent  transfers of the New WHX
Common Stock.

C.          CERTAIN TRANSACTIONS BY STOCKBROKERS

            Under  section  1145(a)(4)  of  the  Bankruptcy  Code,  stockbrokers effecting  transactions  in New WHX Common Stock prior to the  expiration  of 40 days after the first date on which such securities were bona fide offered to the public by New WHX or by or through an underwriter are required to deliver to the
purchaser  of  such  securities  a  copy  of  this  Disclosure   Statement  (and
supplements hereto, if any, if ordered by the Bankruptcy Court) at or before the time of delivery of such securities to such purchaser.  In connection with prior bankruptcy cases, the staff of the SEC has taken so-called "no-action" positions
with  respect  to  noncompliance  by  stockbrokers   with  such  requirement  in
circumstances  in which  the  debtor  was,  and the  reorganized  debtor  was to continue  to be,  subject  to and in  compliance  with  the  periodic  reporting requirements of the Exchange Act. THE VIEWS OF THE SEC ON THIS MATTER,  HOWEVER,
HAVE NOT BEEN SOUGHT BY THE DEBTOR,  AND  THEREFORE,  NO ASSURANCE  CAN BE GIVEN
REGARDING THE POSSIBLE  CONSEQUENCES OF NONCOMPLIANCE  BY STOCKBROKERS  WITH THE
DISCLOSURE  STATEMENT  DELIVERY   REQUIREMENTS  OF  SECTION  1145(A)(4)  OF  THE
BANKRUPTCY  CODE.  STOCKBROKERS  ARE URGED TO  CONSULT  THEIR OWN  COUNSEL  WITH
RESPECT TO SUCH REQUIREMENTS.

                                      -49-

                                      XI.

                          RECOMMENDATION AND CONCLUSION

            The Debtor believes that the  confirmation  and  consummation of the
Plan is preferable to all other alternatives. Consequently, the Debtor urges all holders of Claims and Equity  Interests in voting  Classes to vote to accept the
Plan and to evidence their  acceptance by duly  completing  and returning  their ballots so that they will be received on or before the Voting Deadline.

Dated:  March 7, 2005                      RESPECTFULLY SUBMITTED,

                                           WHX Corporation

                                           By:
                                               --------------------------
                                               Neale X. Trangucci
                                               Chief Executive Officer

                                       50